UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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[ ]    Soliciting Material Pursuant to §240.14a-12
HomeStreet, Inc.
(Name of Registrant as Specified In Its Charter)

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April 22, 2016
It is my distinct pleasure to invite you to attend the 2016 annual meeting of shareholders of HomeStreet, Inc. The meeting will be held at 10 a.m. Pacific Daylight Time on May 26, 2016 at the downtown Seattle Hilton Hotel, Windward Room, located at 1301 Sixth Avenue. A map and directions to the meeting location can be found at the back of the attached proxy statement.
With this letter, we are including the notice for the annual meeting, the proxy statement, our annual report for the fiscal year ended December 31, 2015 and a proxy card. You may also find these items online at www.homestreet.com/proxy.
We are submitting for your approval three proposals: election of three Class II directors, ratification of the selection of our independent auditors for 2016 and a shareholder proposal asking for the Company to adopt majority voting in non-contested director elections. The Board of Directors believes each of the proposals are in the best interests of HomeStreet and its shareholders and accordingly recommends that you vote “FOR” each of the proposals set forth in the enclosed proxy statement.
If you would like to receive electronic notification of documents we file with the Securities and Exchange Commission and our issuance of press releases, you may subscribe to our e-mail alerts at http://ir.homestreet.com.
Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible so that your shares are represented. We urge you to complete, sign and date your proxy card and promptly return it in the postage-paid envelope provided or vote using the internet or telephone. Returning your proxy card will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.
Thank you for your ongoing support of and continued interest in HomeStreet, Inc.

Mark K. Mason
Chairman of the Board, President and CEO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be Held on May 26, 2016

The Annual Meeting of shareholders (the “Annual Meeting”) of HomeStreet, Inc., a Washington corporation (the “Company”), will be held at 10:00 a.m., Pacific Daylight Time, on May 26, 2016, in the Windward Room of the Hilton Hotel, 1301 Sixth Avenue, Seattle, Washington 98101 in order to consider and vote upon the following proposals:

1.	To elect three (3) Class II directors to serve until the 2019 annual meeting of shareholders, or until their successors are elected, and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	A proposal by a shareholder of the Company asking the Company to adopt majority voting in non-contested director elections; and

4.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereto.
Only shareholders of record at the close of business on April 21, 2016, are entitled to notice of the meeting and an opportunity to vote.
We are requesting that you provide the Board of Directors your vote prior to the meeting by completing and returning the enclosed proxy card as soon as possible. Additionally, we hope that you can attend the meeting in person. If you submit your proxy and later wish to change your vote you may do so, either by submitting a new proxy or by voting in person at the meeting. If you are unable to attend the meeting and vote in person, please submit a proxy as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions. Please submit your proxy by mail, or vote using the internet or telephone in accordance with the specific instructions set forth in the enclosed proxy card. Please refer to the questions and answers section commencing on page 2 of the attached proxy statement and the instructions on the corresponding proxy card.
Our Mailing Address:
HomeStreet, Inc.
601 Union Street, Suite 2000
Seattle, WA 98101

Godfrey B. Evans
Executive Vice President, General Counsel,
Chief Administrative Officer
and Corporate Secretary
April 22, 2016

Table of Contents

DATE, TIME, PLACE AND PURPOSE OF HOMESTREET'S ANNUAL MEETING	1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING	2
Why am I receiving these materials?	2
Who is entitled to vote?	2
Who is a shareholder of record?	2
How many shares are entitled to vote at the meeting?	2
How many votes do I have?	2
What proposals will be voted on at the Annual Meeting?	2
What is the voting requirement to approve each of the proposals?	2
How does the Board of Directors recommend I vote?	3
How long will each of the directors elected at the Annual Meeting continue to serve?	3
How do I vote?	3
You may vote by mail	3
You may vote in person at the meeting	3
You may vote on the Internet	3
You may vote by Telephone	3
What if my shares are held in street name?	3
What happens if I sign and return my proxy card, but don't mark my votes?	4
Can I revoke my proxy?	4
What happens if additional matters are presented at the Annual Meeting?	4
Is my vote confidential?	4
Who will count the votes?	4
Where can I find the results of the Annual Meeting?	5
What does it mean if I get more than one proxy card?	5
What constitutes a “quorum”?	5
How are abstentions and broker non-votes treated?	5
What percentage of outstanding shares do the directors and executive officers own?	5
Who is paying the cost of preparing, assembling and mailing the notices of the Annual Meeting, Proxy Statement and form of proxy and the solicitation of the proxies?	5
What is the deadline for submitting shareholder proposals for consideration at the Company's next annual meeting of the shareholders or to nominate individuals to serve as directors?	5
Who can help answer any other questions I may have?	6
PROPOSAL 1 ELECTION OF DIRECTORS	7
Introduction	7
Nominees for Directors	7
Board Recommendation	7
Information Regarding the Board of Directors and Nominees	8
Directors of HomeStreet, Inc.	8
Nominees for Election as Directors at the Annual Meeting	8
Directors Continuing in Office	9

PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
General	12
Principal Accounting Fees and Services	12
Pre-Approval of Audit and Non-Audit Services	12
Board Recommendation	13
PROPOSAL 3 SHAREHOLDER PROPOSAL FOR MAJORITY VOTING IN NON- CONTESTED ELECTIONS OF DIRECTORS	14
Introduction	14
Proposal	14
Statement of Shareholder Regarding Proposal	14
Board Recommendation	14
CORPORATE GOVERNANCE	16
Code of Ethics	16
Compliance with Section 16(a) of the Exchange Act	16
Principles of Corporate Governance	16
Director Independence	16
Board Leadership Structure	17
Board Role in Risk Oversight	17
Employee Compensation Risks	17
Board Meetings and Committees	17
Committee Membership of Directors of HomeStreet, Inc.	18
Audit Committee	18
Enterprise Risk Management Committee	19
Human Resources and Corporate Governance Committee	19
Interaction with Consultants	20
Human Resources and Corporate Governance Committee Interlocks and Insider Participation	21
Process for Recommending Candidates for Election to the Board of Directors	21
Attendance at Annual Meetings of Shareholders by the Board of Directors	22
Insider Trading Policy and Rule 10b5-1 Trading Plans	22
Contacting the Board of Directors	22
Director Compensation	22
Current Non-Employee Director Compensation	22
Directors' Deferred Compensation Plan	23
Compensation for Employee Directors	23
Director Compensation Table	23
EXECUTIVE OFFICERS	25
EXECUTIVE COMPENSATION	28
Compensation Program Objectives and Philosophy	28
Decision Making and Policy Making	28
Summary Components of Compensation	29
Base Salary	29
Short-Term Incentive Compensation	29

Incentive Plan Risk Management	31
Equity Incentive Compensation	32
Other Benefit Plans	32
401(k) Savings Plan	32
Executive Deferred Compensation	33
Health and Welfare Benefits	33
Perquisites and other Personal Benefits	33
Executive Employment Agreements	33
Severance and Change in Control Arrangements	35
Human Resources and Corporate Governance Committees Report	35
Summary Compensation Table	36
Outstanding Equity Awards at Fiscal Year End	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
Loan Transactions	38
Indemnification Agreements	38
Consulting Agreement with Affiliate of Mr. Chrisman	38
Procedures for Approval of Related Party Transactions	38
PRINCIPAL SHAREHOLDERS	39
INFORMATION REGARDING EQUITY COMPENSATION PLANS	42
AUDIT COMMITTEE REPORT	43
OTHER MATTERS	44
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS	44
DIRECTIONS AND PARKING INSTRUCTIONS TO HOMESTREET, INC. ANNUAL MEETING	45

HOMESTREET, INC.
601 Union Street, Suite 2000
Seattle, WA 98101

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
to be Held May 26, 2016

DATE, TIME, PLACE AND PURPOSE OF HOMESTREET’S ANNUAL MEETING

The 2016 annual meeting of shareholders of HomeStreet, Inc., a Washington corporation (the “Company” or “HomeStreet”) will be held at 10:00 a.m., Pacific Daylight Time, on May 26, 2016, in the Windward Room of the Hilton Hotel, 1301 Sixth Avenue, Seattle, Washington 98101. References to the “Annual Meeting” in this Proxy Statement include any postponements or adjournments of such meeting. At the meeting, the Company’s shareholders will be asked to approve a proposal to elect three Class II nominees for the Company’s Board of Directors (the “Board”) to serve until the annual shareholder meeting in 2019, to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, and to vote on a shareholder proposal seeking a change in our charter documents to require a majority vote of all shares cast at a meeting to elect each director in any non-contested election of directors. This Proxy Statement is first being sent to the shareholders of the Company on or about April 21, 2016, and is accompanied by a proxy card that is being solicited by the Company for use at the Annual Meeting.
Unless otherwise specified, all ownership interests or voting power referenced herein, either in percentage terms or number of shares, in respect of the Company’s outstanding shares, have been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as reflected in the beneficial ownership table shown in the “Principal Shareholders” section elsewhere in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?
Our Board has sent you this Proxy Statement and the accompanying proxy card to ask for your vote, as a shareholder of HomeStreet, on certain matters that will be voted on at the Annual Meeting. As a shareholder of record, you are invited to attend and are entitled to and requested to vote on the proposals set forth in this Proxy Statement. The reasons for, and further information in relation to, each of these proposals are described in more detail in the questions and answers and other materials that follow.
Who is entitled to vote?
All shareholders of record of HomeStreet common stock at the close of business on April 21, 2016 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting.
Who is a shareholder of record?
A shareholder of record is a person or entity whose name appears on or in our records as an owner of one or more shares of our common stock as of the close of business on the Record Date.
How many shares are entitled to vote at the meeting?
As of the Record Date, 24,556,153.6 shares of our common stock were issued, outstanding and entitled to vote at the Annual Meeting.
How many votes do I have?
Each common share you owned of record on the Record Date is entitled to one vote for each director candidate. You may NOT cumulate votes relating to the election of directors. For the other proposals presented at this meeting, you are entitled to one vote for each common share you owned of record on the Record Date.
What proposals will be voted on at the Annual Meeting?
The proposals scheduled to be voted on at the Annual Meeting are:

•	The election of the three Class II directors listed in this Proxy Statement to serve for a term of three years or until their respective successors are duly elected and qualified;

•	The ratification of Deloitte & Touche LLP as HomeStreet’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	A shareholder proposal seeking a change in our articles of incorporation and bylaws to establish a majority voting standard in non-contested director elections.
What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed

Proposal 1: Election of Directors	Plurality of votes cast	No

Proposal 2: Ratification of appointment of independent registered public accounting firm	Number of votes cast in favor exceed number of votes cast against	Yes

Proposal 3: Shareholder proposal seeking majority voting in non-contested director elections	Number of votes cast in favor exceed number of votes cast against	No

How does the Board of Directors recommend I vote?
Our Board recommends that you vote your shares:

•	“FOR” the three director nominees;

•	“FOR” the ratification of appointment of Deloitte & Touche LLP as HomeStreet’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

•	“FOR” the shareholder proposal seeking majority voting for non-contested director elections.
How long will each of the directors elected at the Annual Meeting continue to serve?
Our Articles of Incorporation provide that our directors will serve a term of three years or until their respective successors are duly elected and qualified. Our Board is divided into three classes of directors, with each class serving a three-year term. Typically at each annual meeting, our shareholders elect directors within one class, and each class is staggered in a manner that causes approximately one-third of our total number of directors to be elected annually, an arrangement commonly known as a staggered board. However, our Articles of Incorporation also provide that if the number of directors is changed, the classes shall be apportioned among the groups so as to maintain the number of directors in each group as nearly equal as possible. In addition, if a new director is appointed to the Board by the directors, that individual must stand for election by the shareholders at our next annual meeting. The three director nominees for Class II will, if elected, serve until the 2019 annual meeting.
How do I vote?
You can vote on matters that properly come before the Annual Meeting in one of four ways:
You may vote by mail.
You do this by marking, signing and dating the proxy card and mailing it in the enclosed, prepaid and addressed envelope or otherwise mailing it to us at our mailing address on the cover page of this Proxy Statement prior to the Annual Meeting. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.
You may vote in person at the meeting.
You can vote in person at the meeting. However, if you hold your shares in street name (in the name of a bank or some other nominee), you must request and receive a legal proxy from the record owner prior to the meeting in order to vote at the meeting.
In order to facilitate an orderly Annual Meeting, we request that you provide the Board your vote prior to the Annual Meeting by completing and returning the enclosed proxy card as soon as possible.
You may vote on the Internet.
Go to www.voteproxy.com and follow the instructions. You should have your proxy card, including your control number, in hand when you access the website.
You may vote by Telephone.
Call the toll-free number listed on the proxy card from any touch-tone telephone and follow the instructions. You should have your proxy card, including your control number, in hand when you call.
If you own your shares through a brokerage account or in other nominee form, you should follow the instructions you receive from the record holder with regard to which voting methods are available.
What if my shares are held in street name?
If you are the beneficial owner of shares held by a broker in street name, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. Under certain circumstances banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the bank or broker, which is referred to as a “broker non-vote.” In these cases, those shares will be counted for the purpose of determining whether a quorum is present. Pursuant to applicable regulations, if you do not give instructions to your broker, your broker will not be permitted to vote your shares with respect to Proposal 1, Election of Directors, or Proposal 3, Shareholder Proposal for Majority Voting for Directors in Non-Contested Elections, as described in this Proxy Statement.
If your shares are held in street name, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from the record holder of your shares is an example of proof of ownership. If you want to vote your shares of common stock held in street name in person at the Annual Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
What happens if I sign and return my proxy card, but don’t mark my votes?
If you do not mark your vote on your proxy, Scott Boggs, Lead Independent Director, and Godfrey B. Evans, our Corporate Secretary, General Counsel and Chief Administrative Officer, will vote your shares as recommended by the Board: FOR each of the director nominees identified herein, FOR the ratification of our independent auditors and FOR the shareholder proposal for majority voting for directors in non-contested elections.
Can I revoke my proxy?
You have the power to revoke your proxy at any time before the polls close at the Annual Meeting. You may do this by either:

a.
submitting another proxy with a later date prior to the date of the Annual Meeting, over the internet, by telephone or to our Corporate Secretary, Godfrey B. Evans, at our mailing address on the cover page of this Proxy Statement, or

b.	sending a written notice of your revocation to our Corporate Secretary at our mailing address on the cover page of this Proxy Statement, or

c.	voting in person at the Annual Meeting.
What happens if additional matters are presented at the Annual Meeting?
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Scott Boggs and Godfrey B. Evans, will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify an individual shareholder are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. If you provide written comments on your proxy card, such comments may be forwarded to the Company’s management, however, there can be no guarantee that such comments will be forwarded or reviewed. We encourage any shareholders who would like to provide comments to management to contact us directly at the address provided on the cover page of this Proxy Statement.
Who will count the votes?
American Stock Transfer and Trust Company, LLC, our stock transfer agent will serve as the inspector of elections and in that capacity will count and tabulate the votes.

Where can I find the results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) within four (4) business days after the Annual Meeting.
What does it mean if I get more than one proxy card?
It means that your shares may be owned through more than one brokerage or other share ownership account. Please mark, sign and return all proxy cards to ensure that all your shares are voted.
What constitutes a “quorum”?
A “quorum” refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. A majority of the outstanding common shares entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Without a quorum, no business may be transacted at the Annual Meeting. However, whether or not a quorum exists, a majority of the voting power of those present at the Annual Meeting may adjourn the Annual Meeting to another date, time and place.
How are abstentions and broker non-votes treated?
Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. At present, the election of directors requires that the candidates elected receive a plurality of votes, which means that the three candidates receiving the largest number of votes cast for the Class II director positions will be elected. Because each of the other proposals – the approval of the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2016 and the approval of a shareholder proposal to require majority voting in non-contested director elections – requires that the votes cast in favor of such action exceed the votes cast against such action, assuming the presence of a quorum, abstentions and broker non-votes will not affect the results of the matters to be considered at the Annual Meeting.
What percentage of outstanding shares do the directors and executive officers own?
Together these persons had or shared the right to vote or dispose of approximately 7.59% of our common stock as of the Record Date.
Who is paying the cost of preparing, assembling and mailing the notices of the Annual Meeting, Proxy Statement and form of proxy and the solicitation of the proxies?
The Company is paying all such costs. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.
What is the deadline for submitting shareholder proposals for consideration at the Company’s next annual meeting of the shareholders or to nominate individuals to serve as directors?
For inclusion in HomeStreet’s proxy materials: Shareholders may present proper proposals for inclusion in HomeStreet’s Proxy Statement and for consideration at the next annual meeting of shareholders by submitting such proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the Proxy Statement for the 2017 annual meeting of shareholders, shareholder proposals must be received by HomeStreet’s Corporate Secretary no later than December 23, 2016, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act and of HomeStreet’s bylaws.
To be brought before an annual meeting: In addition, our bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders.

In general, nominations for the election of directors may be made (1) by or at the direction of the Board, or (2) by a shareholder who has delivered written notice to HomeStreet’s Corporate Secretary within the Notice Period (as defined below) and who was a shareholder at the time of such notice and as of the Record Date. The notice must contain specified information about the nominees and about the shareholder proposing such nominations.
Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board, (2) properly brought before the meeting by or at the direction of the Board or (3) properly brought before the meeting by a shareholder who has delivered written notice to our Corporate Secretary within the Notice Period (as defined below) and who was a shareholder at the time of such notice and as of the Record Date. The notice must contain specified information about the matters to be brought before such meeting and about the shareholder proposing such matters, including information related to the shareholder’s ownership interest in the Company and any material interests of the shareholder in the business desired to be brought before the meeting.
The “Notice Period” is defined as that period not less than 90 days nor more than 120 days prior to the one year anniversary of the previous year’s annual meeting date. As a result, the Notice Period for the 2017 annual meeting of shareholders will start on January 26, 2017 and end on February 25, 2017. However, if the annual meeting for 2017 is more than 30 days before or 60 days after May 26, 2017, in order to be timely notice must be delivered not less than 90 days nor more than 120 days prior to the actual date of the 2017 meeting; provided, that if the notice of such meeting is less than 100 days before the date of such meeting, notice of such proposal must be made not less than 10 days after the date of the notice of the meeting in order to be timely.
If a shareholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.
A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary at our principal executive offices or by accessing our filings on the SEC’s website at www.sec.gov. All notices of proposals by shareholders, whether or not included in our proxy materials, should be sent to our Corporate Secretary at our principal executive offices.
Who can help answer any other questions I may have?
Please contact our investor relations department by calling 206-264-4200, by writing to HomeStreet, Inc., attn.: Investor Relations, 601 Union Street, Suite 2000, Seattle, Washington 98101 or by electronic mail at ir@homestreet.com

PROPOSAL 1
ELECTION OF DIRECTORS
Introduction
Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors, which shall be between seven and 13 directors. The Board is currently composed of 10 members, however, Bruce W. Williams, one of our Class II directors, has chosen to retire from the Board as of the end of the Annual Meeting, therefore the Board of Directors has reduced the number of directors from 10 to nine effective upon the completion of Mr. William’s term and eliminated one Class II director position. Our Articles of Incorporation provide that directors are elected for three-year terms, with one-third of the Board elected at each annual meeting of shareholders. Each director holds office until that director’s successor is duly elected and qualified or until his earlier death or resignation. Our directors are currently classified into the following three classes:

•	Class I directors are Scott M. Boggs, Douglas I. Smith and Timothy R. Chrisman and their terms will expire at the annual meeting of the shareholders to be held in 2018;

•	Class II directors are Mark K. Mason, Victor H. Indiek, Donald R. Voss and Bruce W. Williams, and their terms will expire at the Annual Meeting; and

•	Class III directors are David A. Ederer, Thomas E. King and George “Judd” Kirk and their terms will expire at the annual meeting of the shareholders to be held in 2017.
The three directors standing for election to our Board of Directors are all of our current Class II directors other than Bruce W. Williams. All nominees are incumbent directors of the Company.
Nominees for Director
Upon recommendation of the Human Resources and Corporate Governance Committee, the Board has nominated Mark K. Mason, Victor H. Indiek and Donald R. Voss for re-election to the Board as Class II directors with a term set to expire at the Company’s annual meeting of shareholders to be held in 2019. Biographical information about each of the nominees is contained in the following section.
A discussion of the qualifications, attributes and skills of each nominee that led our Board of Directors and the Human Resources and Corporate Governance Committee to the conclusion that he should continue to serve as a director has been added following each of the director and nominee biographies.
If you are a shareholder of record and you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Messrs. Mason, Indiek and Voss. While we expect that all of the nominees will be able to qualify for and accept office, if for any reason a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card. If you hold your shares in street name and you do not give voting instructions to your broker, your broker will leave your shares unvoted on this matter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH
OF MARK K. MASON, VICTOR H. INDIEK AND DONALD R. VOSS.

Information Regarding the Board of Directors and Nominees

The following table sets forth certain information with respect to the Board of Directors of HomeStreet, Inc., including their ages as of April 22, 2016.

Directors of HomeStreet, Inc.

Director	Age	Director Since	Class	Term Expiration
Mark K. Mason, Chairman	56	2010	Class II	2016 Annual Meeting
David A. Ederer, Chairman Emeritus	73	2005	Class III	2017 Annual Meeting
Timothy R. Chrisman	69	2014	Class I	2018 Annual Meeting
Scott M. Boggs, Lead Director	62	2012	Class I	2018 Annual Meeting
Victor H. Indiek	78	2012	Class II	2016 Annual Meeting
Thomas E. King	72	2012	Class III	2017 Annual Meeting
George “Judd” Kirk	70	2012	Class III	2017 Annual Meeting
Douglas I. Smith	52	2012	Class I	2018 Annual Meeting
Donald R. Voss	65	2015	Class II	2016 Annual Meeting
Bruce W. Williams	62	1994	Class II	2016 Annual Meeting

HomeStreet, Inc.’s Board of Directors currently consists of 10 members, however, the number of directors has been reduced to nine by an action of the Board of Directors, to be effective upon Mr. Williams’s retirement from the Board as of the end of his term, which coincides with the Annual Meeting. In 2015, the Company’s Board of Directors met 12 times. Our Board of Directors is divided into three classes and approximately one-third of our directors are elected each year to serve for a three year-term or until a successor is duly elected and qualified. Under our present bylaws, directors must comply with all applicable laws and regulations, including any required approvals from our regulators.
The number of directors may be increased or decreased from time to time by our Board of Directors, provided that a reduction in the number of directors may not shorten the term of an incumbent. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board may be filled solely by the affirmative vote of a majority of the remaining directors then in office, unless otherwise provided by law or by resolution of the Board. A majority of our directors satisfy the definition of “independent director” under the corporate governance rules of Nasdaq.
Nominees for Election as Directors at the Annual Meeting
Mark K. Mason, Director, Chairman, Chief Executive Officer and President of HomeStreet, Inc. Mr. Mason has been the Company’s Chief Executive Officer and the Bank’s Chairman and Chief Executive Officer since January 20, 2010 and the Chairman of the Company since March 26, 2015. From January 20, 2010 until March 25, 2015, Mr. Mason was the Vice Chairman of the Company’s Board. From 1998 to 2002, Mr. Mason was president, chief executive officer and chief lending officer for Bank Plus Corporation and its wholly owned banking subsidiary, Fidelity Federal Bank, where Mr. Mason also served as the chief financial officer from 1994 to 1995 and as chairman of the board of directors from 1998 to 2002. Mr. Mason has also served as president of a startup energy company, TEFCO, LLC, and he served on the boards of directors of Hanmi Financial Corp., San Diego Community Bank, and The Bjurman Barry Family of Mutual Funds. Mr. Mason is currently on the boards of directors of the Pacific Coast Banking School and Washington Bankers Association, and is an advisory board member of Seattle University’s Albers School of Business and Economics. Mr. Mason is a certified public accountant (inactive) and holds a bachelor’s degree in Business Administration with an emphasis in Accounting from California State Polytechnic University. Mr. Mason brings extensive business, managerial and leadership experience to our Board of Directors. Mr. Mason was selected to serve as a director because of his position as our Chief Executive Officer and his significant experience as an executive officer, director and consultant to other banks and mortgage companies, his credit and lending experience, finance and accounting education and experience and relationships in the banking industry and the capital markets.

Victor H. Indiek, Director. Mr. Indiek joined the Board of Directors of HomeStreet, Inc. and the Bank upon the closing of our initial public offering in February 2012. He has been a project manager at Quantum Partners since 2007 where he manages FDIC receiverships, including the disposition of the assets of failed banks. He is currently a principal at Indiek Realty/Finance, which he formed in 1995. From 1999 to 2002 he served as a director and chairman of the audit committee of Bank Plus Corporation and Fidelity Federal Bank. Mr. Indiek was also involved in the formation of Freddie Mac, serving initially as its first chief financial officer from 1970 to 1973 and then as its president and chief executive officer from 1974 to 1977. He subsequently served as an executive officer at several financial institutions, including American Diversified Savings, American Savings/Financial Corporation of America and FarWest Savings, and as an audit manager for Arthur Andersen & Co. Mr. Indiek holds a bachelor’s degree in accounting from the University of Kansas, is a certified public accountant (inactive) and a California real estate broker. Mr. Indiek was selected to serve as a director because of his extensive experience in the banking and mortgage banking industries and because of his accounting education and experience.
Donald R. Voss, Director. Mr. Voss was appointed as a member of the Board on March 1, 2015 in connection with the closing of our acquisition of Simplicity Bancorp in Southern California. He previously served as a director of Simplicity Bancorp beginning in 2011 and the chairman of the board and member of the audit committee of Simplicity Bancorp from October 2013 until the acquisition of that company by HomeStreet in March 2015.  Prior to joining Simplicity’s board, Mr. Voss held a variety of positions in a 25 year career with First Interstate Bank, culminating as an Executive Vice President and Manager of the U.S. Banking Division in 1991.  Much of his banking experience was with domestic and international financial institutions. He was an elected Councilmember of the City of La Cañada Flintridge, California from 2006 until March 2015 and served as Mayor of that city from 2010 to 2011. In 2015, Mr. Voss received the 2015 El Gran Matador Award from California Contract Cities Association and the Reynolds Memorial Award from that organization in 2012. He also received the Les Tupper Service Award from the La Cañada Flintridge Coordinating Council in April 2016 for outstanding service to his community and was named 2015 La Cañadan of the Year by the Kiwanis Club of La Cañada.  Prior to his election to the City Council in 2006, Mr. Voss served for five years as City Treasurer of La Cañada Flintridge. Mr. Voss served as a board member of the San Gabriel Valley Chapter of the American Red Cross, including three years as chairman of that board, and also served on the audit committee of that organization. He has also served on the boards of the Los Angeles Division of the League of California Cities, the Sanitation Districts of Los Angeles County, the Southern California Association of Governments, the California Contract Cities Association and the San Gabriel Valley Council of Governments, as well as the advisory board of the Santa Monica Mountains Conservancy, an agency of the state of California. Mr. Voss holds a bachelor’s degree in business administration from the University of Washington and a graduate degree in banking from Stonier Graduate School of Banking. He brings general business, financial, credit and risk management, treasury management, and governance skills, which are of importance to his service on our Board, audit committee and governance/nominating committee.
Directors Continuing in Office
Scott M. Boggs, Lead Independent Director. Mr. Boggs joined the Bank in 2006 as a member of the board of directors and became a director of HomeStreet, Inc. following the closing of our initial public offering in February 2012. Mr. Boggs was elected as the lead independent director of the Board in March 2015. Prior to joining the Bank, Mr. Boggs was employed by Microsoft Corporation from 1993 to 2003 where he served in a variety of positions including vice president, corporate controller from 1998 to 2003. Mr. Boggs was also an adjunct professor for the Seattle University Albers School of Business and Economics teaching accounting and information systems from 2004 until 2009. Mr. Boggs previously served as a trustee and chair of the audit committee and budget and investments committee of the Financial Executives Research Foundation from 2002 to 2008, as director, chair of the pension committee and audit committee and designated financial expert of the Cascade Natural Gas Corporation from 2004 to 2007, and director, vice chair of audit committee and designated financial expert of the Safeco family of mutual funds from 2002 to 2004. He is a member of the National Association of Corporate Directors, and former member of the King County Strategic Technology Advisory Council, the Seattle University Accounting Advisory Board and the Financial Executives International. Mr. Boggs started his career as a certified public accountant (currently inactive) with Deloitte, Haskins & Sells from 1977 to 1985, and he received his bachelor’s degree in Accounting from the University of Washington. Mr. Boggs was selected to serve as a director because of his significant accounting and financial experience, his accounting credentials and degree as well as his experience as a designated financial expert on audit committees.
Timothy R. Chrisman, Director.  Mr. Chrisman joined HomeStreet as a director in July 2014. Mr. Chrisman is the founding partner of Chrisman & Company, a Los Angeles-based retained executive search firm focusing on financial and related industries. Prior to forming his own company, Mr. Chrisman was a senior executive with a $2 billion financial institution for 10 years, where he focused on retail delivery, marketing, human resources and general management. Mr. Chrisman was the Chairman of BANC of California, Inc., the holding company for Banc of California from May 2011 through 2014 and a director of Waterfield Bank from 2006 through 2010. He previously served as Director of Commercial Capital Bank and Commercial Capital Bancorp, and was Chairman of the Board from 2004 to 2005. He also was the former Chairman of the Federal Home Loan Bank of San Francisco for 10 years and the former Chairman of the Council of Federal Home Loan Banks. He currently serves as a Senior Advisor to the investment banking firm, FIG Partners LLC. Mr. Chrisman received both a bachelor’s of science in marketing and a masters in business administration from California State University Fresno. Mr. Chrisman was selected to serve as a director because of his experience in the banking and financial services industry.
David A. Ederer, Director and Chairman Emeritus of the Board. Mr. Ederer joined the Bank in 2004 as a member of its board of directors and in 2005 also became a member of the Board of Directors of HomeStreet, Inc. Mr. Ederer was elected chairman of that board in 2009 and took on the title of Chairman Emeritus in March 2015 when Mr. Mason assumed the role of Chairman. Since 1974 Mr. Ederer has served as the chairman of Ederer Investment Company, a private investment company, and he currently serves on the board of directors of the Prostate Cancer Foundation (formerly CaPCURE), PONCHO, CRISTA Ministries and the University of Washington Medical Institute for Prostate Cancer Research. Mr. Ederer has previously served as a director of a number of public and private companies, organizations and institutions, including Cascade Natural Gas, University Savings Bank, Farmers New World Life Insurance Company, Children’s Hospital and Seattle Pacific University. Mr. Ederer is a certified public accountant (inactive) and managed consulting, accounting and auditing services for Price Waterhouse from 1965 to 1974. Mr. Ederer received a bachelor’s degree in Business Administration from the University of Washington. Mr. Ederer was selected to serve as a director because of his experience as a director on public company boards, his experience on board committees, his financial expertise and his professional degrees and training in business and management.
Thomas E. King, Director. Mr. King joined the board of directors of the Bank in 2010 and became a director of HomeStreet, Inc. following the closing of our initial public offering in February 2012. Prior to joining the Bank’s board, Mr. King served as president and chief executive officer, chief credit officer and director of San Diego Community Bank from 2001 to 2006. Since retiring from San Diego Community Bank following its sale to First Banks, Inc. in 2006, Mr. King has provided consulting services to banks and other financial services companies. Prior to joining San Diego Community Bank, he served as executive vice president and chief operating officer of Fullerton Community Bank from 1997 to 1998, president and chief executive officer and director of the Bank of Southern California from 1994 to 1996, and president, chief executive officer and director of Capitol Bank Sacramento from 1992 to 1994. From 1969 to 1992, Mr. King held various senior positions in commercial lending, real estate lending, credit administration, corporate and merchant banking and retail banking at Security Pacific National Bank. He received a bachelor’s degree in Business Administration from California State University, Northridge. Mr. King was chosen to serve as a director because of his experience as an executive officer, director and consultant to banks and financial services companies, his commercial banking relationships, his financial experience, commercial lending and credit administration experience and distressed institution turnaround experience.
George “Judd” Kirk, Director. Mr. Kirk has served as a member of the board of directors of the Bank since 2008 and became a director of HomeStreet, Inc. following the closing of our initial public offering in February 2012. From February 2012 until March 2015, Mr. Kirk served as Lead Independent Director of the Bank’s board of directors. Mr. Kirk served as president of Port Blakely Communities, Inc. from 1997 to 2007 and as its Chief Executive Officer from 2007 to 2008. Prior to joining Port Blakely Communities, he served as president of Skinner Development Company and until 1986, chaired the Real Estate Department of Davis Wright Tremaine LLP in Seattle. Mr. Kirk is a past member of the Washington State Bar Association (WSBA). He has previously served as a member of the Urban Land Institute (CDC Council), American College of Real Estate Lawyers, and the Pacific

Real Estate Institute. He has also been a member of the boards of directors of several community organizations, including University of Washington Physicians and the Cascade Land Conservancy. Mr. Kirk has previously served as the chairman of the WSBA Real Property, Probate and Trust Section, President of the Issaquah Chamber of Commerce and President of the University of Washington Alumni Association. Mr. Kirk received a bachelor’s degree in Finance from the University of Washington, School of Business, and a law degree cum laude from Harvard Law School. Mr. Kirk was selected to serve as a director because of his business and management experience, his real estate development experience, his knowledge of real estate and real estate finance and his legal experience, as well as his civic and community service involvement.
Douglas I. Smith, Director. Mr. Smith joined our Board of Directors upon the closing of our initial public offering in February 2012. Mr. Smith is a director of and has worked for Miller and Smith Inc., a privately held residential land development and home building company in metropolitan Washington, D.C., since 1992, and has served as its president since 1998 and he is the managing member of Miller and Smith LLC and Silent Tree LLC. He has also been a board member of Home Aid Northern Virginia since 2001. Mr. Smith holds an MBA from Harvard Business School and a bachelor’s degree in economics from DePauw University. Mr. Smith has been elected to serve as a director because of his experience in the residential construction lending area as well as his experience in the home building and land development industries.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of HomeStreet and its subsidiaries for the fiscal year ending December 31, 2016. We have used Deloitte & Touche LLP as our independent registered public accounting firm since January 1, 2013, when they replaced KPMG LLP, who audited the company’s financial statements from 2003 through 2012.
Shareholder ratification of the selection of Deloitte & Touche LLP is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification as a matter of good corporate practice. In the event that this selection of Deloitte & Touche LLP as our independent registered public accounting firm is not ratified by our shareholders at the Annual Meeting, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement at the Annual Meeting if they desire to do so and respond to questions about the financial statements and related matters for the 2013, 2014 and 2015 fiscal years.
Principal Accounting Fees and Services
The following table presents fees billed for professional audit services and other services rendered to the Company by Deloitte & Touche LLP for the years ended December 31, 2015 and 2014. Amounts in this table are presented in thousands.

	2015	2014

Audit Fees (1)	$1,353	$741
Audit-Related Fees (2)	297	127
Tax Fees (3)	170	—
All Other Fees (4)	—	144
Total	$1,820	$1,012

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and for the review of our quarterly financial statements, as well as services that generally only our independent registered public accounting firm can reasonably provide, including statutory audits and services rendered in connection with SEC filings.

(2)
Audit-Related Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements in connection with acquisition transactions completed by the Company during the reported fiscal year.

(3)	Tax Fees consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning in 2015.

(4)	All Other Fees consist of fees billed for professional services rendered for tax compliance, including tax filings, and tax consulting related to our acquisition activities during 2014.

Pre-Approval of Audit and Non-Audit Services
It is the responsibility of HomeStreet’s Audit Committee to pre-approve all audit and non-audit services provided by our independent auditor. The Audit Committee has adopted a policy authorizing certain permissible audit and non-audit services to be performed by our independent auditor with subsequent reporting and oversight required by the Audit Committee. Permissible services, not pre-approved pursuant to this policy, require specific review and approval prior to the engagement by the Audit Committee, or a designated member. All services rendered by and fees paid to our independent auditor are reported to and monitored quarterly by the Audit Committee. The Audit Committee considers whether the provision of related audit services is compatible with maintaining the independent registered public accounting firm’s independence. To assist the Audit Committee in its oversight responsibilities, the pre-approval policy identifies the three basic principles of independence with respect to services provided by the independent registered public accounting firm, as well as the non-audit services the independent registered public accounting firm is prohibited from providing. All services provided by Deloitte & Touche LLP in each of the last two fiscal years were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS HOMESTREET’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 3
SHAREHOLDER PROPOSAL FOR MAJORITY VOTING IN
NON-CONTESTED ELECTIONS OF DIRECTORS

Introduction
In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we and our Board accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board unanimously recommends that you vote “FOR” the shareholder proposal.

California State Retirement Teachers’ System, located at 100 Waterfront Place, MS-04, West Sacramento, California 95605-2807, the beneficial owner of no less than $2,000 in market value of the Company’s common stock held continuously for over one year prior to the date the proposal was submitted, has notified the Company of its intent to present the following proposal and supporting statement at the Annual Meeting.
Proposal
BE IT RESOLVED:
That the shareholders of HomeStreet, Inc. hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation and/or bylaws to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.
Statement of Shareholder Regarding Proposal:
In order to provide shareholders a meaningful role in director elections, the Company’s current director election standard should be changed from a plurality vote standard to a majority vote standard. The majority vote standard is the most appropriate voting standard for director elections where only board nominated candidates are on the ballot, and it will establish a challenging vote standard for board nominees to improve the performance of individual directors and entire boards. Under the Company’s current voting system, a nominee for the board can be elected with as little as a single affirmative vote, because “withheld” votes have no legal effect. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be re-elected and continue to serve as a representative for the shareholders.
In response to strong shareholder support a substantial number of the nation’s leading companies have adopted a majority vote standard in company bylaws or articles of incorporation. In fact, more than 94% of the companies in the S&P 500 have adopted majority voting for uncontested elections. We believe the Company needs to join the growing list of companies that have already adopted this, standard.
Ca1STRS is a long-term shareholder of the Company and we believe that accountability is of upmost importance. We believe the plurality vote standard currently in place at the Company completely disenfranchises shareholders and makes the shareholder’s role in director elections meaningless. Majority voting in director elections will empower shareholders with the ability to remove poorly performing directors and increase the directors’ accountability to the owners of the Company, its shareholders. In addition, those directors who receive the majority support from shareholders will know they have the backing of the very shareholders they represent. We therefore ask you to join us in requesting that the Board of directors promptly adopt the majority vote standard for director elections.
Please vote FOR this proposal.
Board Recommendation
After considering the merits of the shareholder’s position as stated below, the Board determined that the advantages of majority voting outweigh the disadvantages, and believe that the best interests of our shareholders are served by adopting this proposal. This recommendation should not be construed as a suggestion that the shareholder’s explanation reflects the Board’s position entirely, or that the Board did not consider these and other reasons in reaching its decision to recommend adoption. Likewise, the Board considered the fact that, while one or more shareholders might feel strongly enough about a corporate governance matter to offer a formal proposal, that shareholder’s interests might differ in material respects from those of our shareholders as a whole, or from those of a majority of our shareholders. Nevertheless, considering the circumstances attendant to this request, the explanation proffered by the shareholder in support of its position, the interests of our shareholders at large, and the best interests of the Company, the Board has unanimously recommended the adoption of the foregoing resolution.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR THE SHAREHOLDER PROPOSAL FOR MAJORITY VOTING
IN NON-CONTESTED ELECTIONS OF DIRECTORS.

CORPORATE GOVERNANCE
Code of Ethics
The Board has established a code of ethics as defined under the Exchange Act that applies to all HomeStreet directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller. A copy of our Code of Business Conduct and Ethics (“Code of Ethics”) is available on our website at http://ir.homestreet.com. We will post on our website any amendments to, or waivers (with respect to our principal executive officer, principal financial officer and principal accounting officer or controller) from, this Code of Ethics within four business days of any such amendment or waiver. Among other things, the Code of Ethics addresses the following principles:

•	complying with laws and regulations;

•	prohibiting insider trading;

•	avoiding conflicts of interest;

•	avoiding questionable gifts or favors;

•	maintaining accurate and complete records;

•	treating others in an ethical manner;

•	maintaining integrity of consultants, agents and representatives; and

•	protecting proprietary information and proper use of assets.
Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities (our “Reporting Persons”), to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of common stock and our other equity securities. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, the Company believes that during fiscal 2015 all Reporting Persons complied with all applicable requirements except that one executive officer had a late Form 4 filing and one director had a late Form 3 filing.
Principles of Corporate Governance
The Company has adopted Principles of Corporate Governance, which are available on the Company’s website at http://ir.homestreet.com. Shareholders may request a free copy of the Principles of Corporate Governance at the address and phone numbers set forth above.
Director Independence
The Board has determined that, with the exception of Mark Mason, all of its members are currently “independent directors” as that term is defined in the listing standards of Nasdaq and, where applicable, the regulations adopted under Sections 10A and 14C of the Securities Exchange Act of 1934, as amended. In the course of determining the independence of each nonemployee director, the Board considered the annual amount of HomeStreet’s sales to, or purchases from, any company where a nonemployee director serves as an executive officer as well as all other relevant facts and circumstances, including the director’s commercial, accounting, legal, banking, consulting, charitable and familial relationships. Without limiting the generality of the foregoing, the Board considered various aspects of the relationship between the Company and an entity controlled by Director Timothy R. Chrisman, discussed in greater detail under “Certain Relationships and Related Transactions,” below, including the nature of the services provided and the payments made in connection therewith, in concluding that Mr. Chrisman is an independent director within the meaning of the applicable corporate governance standards.

Board Leadership Structure
Our Board of Directors believes that it is in the best interests of the Company for the Board to retain discretion to make a determination regarding whether or not to separate the roles of Chairman of the Board and Chief Executive Officer based upon varying circumstances. The Board of Directors is currently chaired by Mr. Mason, our Chief Executive Officer, who is subject to re-appointment as Chairman of the Board each year by the Board of Directors.
Since our Initial Public Offering in 2012, the Board has maintained a Lead Independent Director to coordinate and reflect the views of the independent board members. Mr. Boggs currently serves in that role and is subject to reappointment each year by the Board.
Board Role in Risk Oversight
The Board is responsible for overseeing the major risks facing the Company while management is responsible for assessing and mitigating the Company’s risks on a day-to-day basis. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee, the Enterprise Risk Management Committee, and the Human Resources and Corporate Governance, or HRCG Committee. The Audit Committee reviews and discusses with management significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control and report such exposures. The Enterprise Risk Management Committee oversees and assesses the adequacy of the Company’s management of key enterprise-wide risks and monitors the Company’s risk profile and exposure to various types of risks. The HRCG Committee oversees management of risks relating to the Company’s governance, compensation plans and programs. The Audit Committee, the Enterprise Risk Management Committee and the HRCG Committee report to the Board as appropriate on matters that involve specific areas of risk that each committee oversees, and with the Board, each committee periodically discusses with management the Company’s policies with respect to risk assessment and risk management.
Employee Compensation Risks
HomeStreet’s management and the HRCG Committee have assessed the risks associated with our compensation policies and practices for all employees, including non-executive officers. Based on the results of this assessment, we do not believe that our compensation policies and practices for all employees, including non-executive officers, create excessive risks or other risks that are reasonably likely to have a material adverse effect on HomeStreet.
Board Meetings and Committees
During the year ended December 31, 2015, the Board held 12 meetings. Each of our directors attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which that director served during the past fiscal year.
The Board of Directors has three standing committees: an Audit Committee, an Enterprise Risk Management Committee and a Human Resources and Corporate Governance Committee.

Committee Membership of Directors of HomeStreet, Inc.

Director	Audit Committee	Human Resources and Corporate Governance Committee	Enterprise Risk Management Committee
David A. Ederer, Chairman Emeritus			X
Mark K. Mason, Chairman
Scott M. Boggs	Chair		X
Timothy R. Chrisman		X
Victor H. Indiek			X
Thomas E. King		X	X
George “Judd” Kirk		X
Douglas I. Smith	X	Chair
Donald R. Voss	X		Chair
Bruce W. Williams (1)	X
(1) Mr. Williams will retire from the Board of Directors effective as of the 2016 Annual Meeting.
Audit Committee
The Audit Committee of HomeStreet, Inc. is composed solely of independent directors as required by the Nasdaq corporate governance standards, and each of Messrs. Boggs, Smith, Voss and Williams meets the independence requirements set forth in all applicable Nasdaq corporate governance standards and Rule 10A-3 under the Exchange Act. Mr. Boggs is also qualified as an “audit committee financial expert.”
The Company’s Board of Directors has adopted a written Audit Committee charter that meets the requirements of the applicable Exchange Act rules and the applicable Nasdaq corporate governance standards. A copy of this charter is available on our website at http://ir.homestreet.com. Among other things, the Audit Committee charter requires the Audit Committee to:

•
oversee the financial reporting process on behalf of our board of directors, review and discuss the audited financial statements, including significant financial reporting judgments, with management and the Company’s auditors and report the results of its activities to the board;

•	be responsible for the appointment, retention, compensation, oversight, evaluation and termination of our auditors and review the engagement and independence of our auditors;

•	review and approve non-audit services, including a reconciliation of fees actually paid for non-credit services as compared to fees previously approved for such services;

•	review the adequacy of our internal accounting controls and financial reporting processes;

•	approve and monitor our internal audit plans and policies;

•	review the performance compensation and independence of our Chief Audit Officer; and

•	annually evaluate the performance of the Audit Committee and assess the adequacy of the Audit Committee charter.
The Audit Committee held 10 meetings during the last fiscal year. The Audit Committee Report is included in this Proxy Statement.

Enterprise Risk Management Committee
The membership of the Enterprise Risk Management Committee is limited to persons who meet the independence standards established by the Nasdaq corporate governance rules and is currently comprised solely of independent directors as defined by such rules. The Enterprise Risk Management Committee oversees and assesses the adequacy of the Company's tolerance and management of key enterprise-wide risks, including credit, interest rate risk, liquidity, price, operational, compliance/legal, strategic and reputational risks. The Enterprise Risk Management Committee is also responsible for monitoring the Company's risk profile and exposure to various types of risks, as well as reviewing management’s adherence to the Company's established risk management policies and benchmarks. The Enterprise Risk Management Committee is required to meet at least quarterly.
The Board has adopted a written Enterprise Risk Management Committee charter, a current copy of which is available on our website at http://ir.homestreet.com. Among other things, this charter requires the Enterprise Risk Management Committee to:

•	define, in conjunction with the Board and management, the Company’s risk appetite and tolerances for risk of the Company and its subsidiaries;

•	review and approve the Company’s enterprise risk assessments prepared in connection with the Company’s strategic plan including the capital plan;

•	monitor the implementation of changes in significant regulations and the impact of such changes upon the Company’s significant risks;

•	monitor overall capital adequacy and capacity within the context of the approved risk limits and actual results;

•	provide a forum for evaluating and integrating risk issues, processes and events arising within the Company and its subsidiaries;

•
coordinate with various Board committees a discussion of the Company’s significant processes for risk assessment, risk management and actions taken by management to monitor, control and remediate risk exposures; and

•	review the performance, compensation and independence of the Enterprise Risk Management Director.
The Enterprise Risk Management Committee held 4 meetings during the last fiscal year.
Human Resources and Corporate Governance Committee
The HRCG Committee acts as both our nominating and corporate governance committee and our compensation committee. The HRCG Committee has the authority to establish and implement our corporate governance practices, nominate individuals for election to the board of directors and evaluate and set compensation with respect to our directors and executive officers, among other things. As of the date of this Proxy Statement, the HRCG Committee is composed solely of independent directors under Nasdaq corporate governance rules, each of whom has also been determined to be independent pursuant to Rule 10C-1(b)(1) of the Exchange Act describing independence standards relating to members of the compensation committee. During 2015 we made certain payments to a company controlled by Director Timothy R. Chrisman, who serves on the HRCG Committee, however, in light of the amounts and circumstances relating to those payments, the Board has determined that such payments did not impair the independence of the affiliated director. For more on that relationship, see “Certain Relationships and Related Transactions” below.

Our Board of Directors has adopted a written charter for the HRCG Committee that satisfies the applicable standards of Nasdaq Corporate Governance rules as to both compensation and nominating committee requirements. A copy of this charter is available on our website at http://ir.homestreet.com. Among other things, this charter calls upon HRCG Committee to:

•	develop and recommend to the Board criteria for identifying and evaluating candidates to become Board and committee members;

•	identify, review the qualifications of, and recruit candidates for election to the Board;

•	assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board and appointment to one or more committees of the Board;

•	function as a compensation committee for the purpose of Nasdaq Listing Rule 5605(d);

•	select and recommend to the Board director nominees for election or reelection to the Board at each annual meeting of shareholders;

•	develop and recommend to the Board a set of corporate governance principles applicable to the corporation, including periodic review and reassessment of such principles;

•	make recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•	review and assess the channels through which the Board receives information, and the quality and timeliness of the information received;

•	oversee the evaluation of the Board and its committees;

•	review and recommend changes as appropriate to the Board in the Code of Business Conduct and Ethics, and biannually review this Code;

•
review and oversee the Company’s overall compensation structure, philosophy, policies, benefit plans and programs (including for directors and management) and assess whether the Company’s compensation structure establishes appropriate incentives for management and employees;

•
review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”), evaluate the CEO’s performance in light of those goals and objectives, and recommend to the independent directors the CEO’s compensation level based on this evaluation. The CEO cannot be present during any voting or deliberations by the HRCG on his or her compensation;

•	oversee the evaluation of Bank executive officers and set the compensation of such officers;

•	review, approve and recommend to the Board employment agreements and severance agreements for executive officers, including change-in-control provisions, plans or agreements; and

•	review succession plans relating to positions held by executive officers, and make recommendations to the Board regarding the selection of individuals to fill these positions.
The HRCG Committee held 10 meetings during the last fiscal year. The HRCG Committee Report is included in this Proxy Statement.
Interaction with Consultants
Pursuant to its charter, the HRCG Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Company has provided appropriate funding authority to the HRCG Committee to do so.
In November 2012, the HRCG Committee retained Pearl Meyer & Partners (“PM&P”) as its independent executive compensation consultant. None of the Company’s management participated in the Committee’s decision to retain PM&P. PM&P reports directly to the HRCG Committee and the HRCG Committee may replace PM&P or hire additional consultants at any time. PM&P attends meetings of the HRCG Committee, as requested, and communicates with the Chair of the HRCG Committee between meetings; however, the HRCG Committee makes all decisions regarding the compensation of the Company’s executive officers.
PM&P provides various executive compensation services to the HRCG Committee with respect to HomeStreet’s executive officers and other key employees pursuant to a written consulting agreement with the HRCG Committee. The services PM&P provides under the agreement include advising the HRCG Committee on the principal aspects of HomeStreet’s executive compensation program and evolving best practices given the Company’s particular circumstances, and providing market information and analysis regarding the competitiveness of HomeStreet’s program design and HomeStreet’s award values in relationship to its performance.
The HRCG Committee regularly reviews the services provided by its outside consultants and believes that PM&P is independent in providing executive compensation consulting services. The HRCG Committee conducted a specific review of the Company’s relationship with PM&P at the time of their initial engagement in 2012 with regard to among other things the requirements of Nasdaq rules related to the selection and assessment of conflicts of interest pertaining to compensation consultants, and determined that PM&P’s work for the HRCG Committee did not raise any conflicts of interest.
The HRCG Committee continues to monitor the independence of its compensation consultant on a periodic basis.
Human Resources and Corporate Governance Committee Interlocks and Insider Participation
None of the members of the HRCG Committee served as an officer or employee of the Company during fiscal year 2015 or any of the three previous years or has had any relationships or participated in any related party transactions that qualify as “interlocking” or cross-board memberships that are required to be disclosed under the rules of the SEC. See also the “Certain Relationships and Related Transactions” section in this Proxy Statement.
Process for Recommending Candidates for Election to the Board of Directors
The HRCG Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board. It is the policy of the HRCG Committee to consider recommendations for candidates to the Board from shareholders. Shareholder recommendations for candidates to the Board must be directed in writing to HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101, Attention: General Counsel, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of the Company’s common stock. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, including issues of character, judgment, diversity, age, independence, background, skills, expertise, corporate experience, length of service, other commitments and the like, personal references, and an indication of the candidate’s willingness to serve. Nominees for our Board of Director must also meet any approval requirements set forth by our regulators.
The HRCG Committee regularly reviews the current composition and size of the Board. The HRCG Committee’s criteria and process for evaluating and identifying the candidates that it recommends to the full Board, for selection as director nominees are as follows:

•
In its evaluation of director candidates, including the members of the Board eligible for re-election, the HRCG Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like, and (3) such other factors as the HRCG Committee may consider appropriate.

•
While we have not established specific minimum qualifications for director candidates, we believe that candidates and nominees must reflect a Board of Directors that is comprised of directors who: (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the Company’s business in particular, (4) have qualifications that will increase the overall effectiveness of the Board and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•
With regard to candidates who are properly recommended by shareholders or by other means, the HRCG Committee will review the qualifications of any such candidate, which review may, in the HRCG Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, requesting additional information to be shared with our regulators or other actions that the HRCG Committee deems necessary or proper.

•
In evaluating and identifying candidates, the HRCG Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm.

•
The HRCG Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board to fill vacancies or add additional directors prior to the annual meeting of shareholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the HRCG Committee recommends the director nominees to the full Board.
Attendance at Annual Meetings of Shareholders by the Board of Directors
Although HomeStreet does not have a formal policy regarding attendance by members of the Board at our annual meeting of shareholders, we encourage, but do not require, directors to attend. All of our directors attended our last annual meeting held in May 2015.
Insider Trading Policy and Rule 10b5-1 Trading Plans
HomeStreet has an insider trading policy that prohibits, among other things, short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. The Company does not undertake any obligation to report Rule 10b5-1 trading plans that may be adopted by any of its officers and directors in the future, or to report any modifications or terminations of any publicly announced plan, except to the extent required by law.
Contacting the Board of Directors
Any shareholder who desires to contact our non-employee directors may do so electronically at the following website: http://ir.homestreet.com. Such shareholders who desire to contact our non-employee directors by mail may do so by writing HomeStreet’s Corporate Secretary at HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101. Our Corporate Secretary receives these communications unfiltered by HomeStreet, forwards communications to the appropriate committee of the Board or non-employee director, and facilitates an appropriate response. Please note that requests for investor relations materials should be sent to ir@homestreet.com.
Director Compensation
Current Non-Employee Director Compensation
For 2015, non-employee directors of HomeStreet, Inc. and the Bank each earned an annual retainer of $40,000, while committee chairs each earned an additional annual retainer of $10,000 for each committee chaired. David Ederer, who served as the chairman of the HomeStreet, Inc. Board of Directors for the first three months of 2015 and chairman emeritus for the remainder of 2015 earned an additional annual retainer of $20,000, and Scott Boggs, who served as the lead director of HomeStreet Bank beginning in March 2015, earned an annual retainer in that role of $10,000. In addition, each non-employee director earned a fee of $1,000 per board meeting attended (other than for short, telephonic board meetings for which the fee was $500 per meeting), and each non-employee committee member earned an additional fee of $500 per committee meeting attended (other than for short, telephonic committee meetings, for which the fee was $250 per meeting attended). Fifty percent of the annual retainer was paid in cash and the remaining fifty percent was paid in common stock under our 2014 Equity Incentive Plan. All meeting fees were paid in cash. Beginning in 2016, while the amount of compensation earned by directors will remain the same, each director will have the option to have up to 100% of their fees paid in stock of the Company under the 2014 Equity Incentive Plan. Mark Mason, who has served as chairman since March 2015, is an executive of the Company is not paid any additional retainer or compensation for his services as a director and chairman.
We believe that our current overall non-employee director compensation program and the director compensation program in effect in 2015 are reasonable and appropriate based on our review of peer financial institution data and the data provided by our outside compensation consultants.
Prior to the end of the first fiscal quarter of 2015, only Messrs. Boggs, Chrisman, Ederer, Indiek, King and Kirk served as outside directors of HomeStreet Bank. Those directors received separate compensation for their service as directors of the Bank based on the director compensation policy of the Bank. Beginning in April 2015, all directors of the Company also serve as directors of the Bank and do not receive any additional compensation for their service as directors or committee members of the Bank.
Directors’ Deferred Compensation Plan
In 1999, we adopted a plan to permit directors to defer all or a portion of their fees received for services as a director that would otherwise be payable in cash (with a minimum $2,500 deferral in a plan year for those who elect to make such deferrals). Interest earned on participant deferrals is equal to the average five year daily treasury rate for the quarter. A participant or his or her beneficiary will begin receiving a distribution of his or her deferrals for a particular plan year upon the earliest of (1) a future date specified by the participant, (2) the participant’s death or (3) the date the participant ceases to be a director. The form of payment includes either a single lump sum payment or annual installment payments over a period of up to ten years. The participant has a limited ability to change these elections. This plan was suspended from 2008 through 2012 due to HomeStreet’s financial condition. As a result, none of our directors were participants in this plan for the year ended December 31, 2012. The plan was reintroduced on January 1, 2013; however, no directors participated in the plan for the fiscal years ended December 31, 2013, 2014 or 2015.
Compensation for Employee Directors
Employee directors do not receive compensation for serving on our Board of Directors.
Director Compensation Table
The following table shows the compensation earned by, or paid to, our non-employee directors for 2015, including Donald R. Voss, who joined the Board of Directors in March 2015, and Michael Malone, who resigned from the Board of Directors at the end of February 2015. This table includes all compensation earned or paid to all directors who were on our Board of Directors during any portion of 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (4)(5) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott M. Boggs	58,250	33,750	—	—	—	—	92,000
Timothy R. Chrisman(1)	42,500	23,750					66,250
David A. Ederer	51,462.45	26,250	—	—	—	—	77,712.45
Victor H. Indiek	49,000	23,750	—	—	—	—	72,750
Thomas E. King	52,750	25,000	—	—	—	—	77,750
George “Judd” Kirk	50,000	22,500	—	—	—	—	72,500
Michael J. Malone (2)	5,333.50	3,333.50	—	—	—	—	8,667
Douglas I. Smith	45,000	23,750	—	—	—	—	68,750
Donald R. Voss (3)	40,917	20,417					61,334
Bruce W. Williams	37,000	20,000	—	—	—	—	57,000

(1)
Does not include any compensation received by Chrisman & Company, an entity controlled by Mr. Chrisman. For more on the payments made to Chrisman & Company, please see the discussion in “Certain Relationships and Related Transactions” below.

(2)	Mr. Malone resigned from the Board of Directors in February 2015.

(3)	Mr. Voss joined the Board of Directors in March 2015.
(4) The amounts shown represent the aggregate grant date fair value for the stock awards granted in fiscal 2015, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For details of all assumptions made in such calculations, see Note 16 to our financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2015.
(5) Stock awards granted to non-employee directors in fiscal 2015 consist of shares of common stock granted quarterly to our non-employee directors as part of their individual annual retainer.

EXECUTIVE OFFICERS
The names of the executive officers and key employees of HomeStreet, Inc. and its wholly owned subsidiary HomeStreet Bank, their ages, their positions with the Company and the Bank and other biographical information as of April 21, 2016, are set forth below, except for the biographical information for Mr. Mason, which is included above under Proposal 1, Election of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position at HomeStreet, Inc.	Position at HomeStreet Bank
Mark K. Mason	56	Chairman, Chief Executive Officer, President	Chairman, Chief Executive Officer, President
Melba Bartels	54	Senior Executive Vice President, Chief Financial Officer	Senior Executive Vice President, Chief Financial Officer
Richard W.H. Bennion	66	Executive Vice President	Executive Vice President, Residential Construction and Affiliated Businesses
Rose Marie David	52		Senior Executive Vice President, Mortgage Lending Director
William D. Endresen	61		Executive Vice President, Commercial Real Estate (Interim)
Godfrey B. Evans	62	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary	Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary
Susan Greenwald	57		Senior Vice President, Single Family Lending Operations Director
Jay C. Iseman	57	Executive Vice President, Chief Risk Officer and Chief Credit Officer	Executive Vice President, Chief Risk Officer and Chief Credit Officer
Paulette Lemon	60		Executive Vice President, Retail Banking Director
David H. Straus	69		Senior Executive Vice President, Commercial Banking
Pamela J. Taylor	64	Executive Vice President, Human Resources Director	Executive Vice President, Human Resources Director
Darrell van Amen	50	Executive Vice President, Chief Investment Officer & Treasurer	Executive Vice President, Chief Investment Officer & Treasurer

Melba Bartels, Senior Executive Vice President, Chief Financial Officer. Ms. Bartels joined HomeStreet in August of 2015 as Executive Vice President and Chief Financial Officer and was promoted to Senior Executive Vice President in November 2015. Ms. Bartels was previously the Chief Financial Officer of Auto and Student Lending at JPMorgan Chase from December 2011 to June 2015. Prior to that, Ms. Bartels served as the Senior Vice President of Finance for Chase Auto Finance from June 2009 to December 2011. Ms. Bartels holds a Masters of Business Administration and a bachelor of science from the University of Washington School of Business.
Richard W.H. Bennion, Executive Vice President of HomeStreet, Inc.; Executive Vice President, Residential Construction and Affiliated Businesses. Mr. Bennion joined HomeStreet in 1977 and currently serves as the Bank’s Executive Vice President and Residential Lending Director. He has been a member of the Fannie Mae Western Business Center Advisory Board since 2004, Chair of the Housing Partnership, a nonprofit organization, from 2001 to 2007 and a member of the University of Washington Tacoma Milgard School of Business Advisory Board since 2004. Mr. Bennion is the past director of the Homebuilders Association of Tacoma-Pierce County, the past director and president of Puget Sound Mortgage Lenders Association and Washington Mortgage Lenders Association. Mr. Bennion holds a bachelor’s degree in History and China Regional Studies from the University of Washington and a masters of business administration from the University of Washington and is a graduate of the School of Mortgage Banking.

Rose Marie David, Senior Executive Vice President, Mortgage Lending Director. Ms. David joined HomeStreet Bank in March 2012, coming from MetLife Home Loans where she was Pacific Northwest Regional Sales leader from 2011 to 2012 and Non-Producing Seattle District Manager from 2006 to 2011. She was promoted to Senior Vice President and Retail Mortgage Production Leader of HomeStreet Bank in August 2012, Executive Vice President for Single Family Lending in 2013 and Senior Executive Vice President for Single Family Lending in 2015. In that role, Ms. David is responsible for growing the residential mortgage banking franchise and oversees mortgage production, operations and servicing. Prior to working at MetLife Home Loans, she owned a mortgage brokerage for several years, moving to First Horizon with the sale of her brokerage. Ms. David holds a B.A. in finance from the University of Utah.
William D. Endresen, Executive Vice President, Commercial Real Estate (Interim).  Mr. Endresen is a 40-year veteran of the commercial lending industry who joined HomeStreet Bank in in March 2015 as Executive Vice President of the HomeStreet Commercial Capital division of HomeStreet Bank.  In April 2015, Mr. Endresen was promoted to his current position (pending approval of the Federal National Mortgage Association in relation to our participation in the Designated Underwriting and Servicing Program) to lead the combined commercial real estate lending and operation teams of the Bank.  Prior to joining HomeStreet Bank, Mr. Endresen was founder and president of IMPAC Commercial Capital Corporation. He built IMPAC’s small balance commercial and multifamily lending program into a national platform with closings in 44 states. Mr. Endresen was also SVP Managing Director of Fidelity Federal Bank from 1999-2002 until the sale of the bank. Mr. Endresen founded and was president of IMPAC Commercial Capital and IMPAC Commercial Holdings (publicly traded REIT) from 1996 to 1999.  Mr. Endresen studied business at Fullerton College.
Godfrey B. Evans, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of HomeStreet, Inc. and the Bank. Mr. Evans joined HomeStreet in November 2009 as Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary. Mr. Evans is responsible for the delivery and management of all legal services to the Bank and the Company, management oversight of the Corporate and Real Estate Service Group, Compliance and Regulatory Affairs Department and the Community Relations Group. Prior to joining the executive team at HomeStreet, Mr. Evans was the managing director of the bankruptcy and restructuring practice group at Marshall & Stevens beginning in 2008. Mr. Evans served as interim general counsel and chief restructuring officer for Chapeau, Inc., a cogeneration manufacturing company, from 2008 to 2009. From 2002 to 2008, Mr. Evans served as a practicing attorney and as a project professional for Resources Global Professionals. Mr. Evans is admitted to practice law in California and in Washington, D.C. Mr. Evans holds a bachelor’s degree and a master’s degree in Architecture from the University of California, Berkeley and a law degree from Loyola Law School in Los Angeles.
Susan C. Greenwald, Senior Vice President, Single Family Operations Director of HomeStreet Bank. Ms. Greenwald joined the Bank in 1984 and currently serves as Senior Vice President, Single Family Operations Director. Ms. Greenwald began her career at the Bank as a secondary marketing assistant and has served in a number of lending-related management roles. Ms. Greenwald has also served as a director and treasurer of Common Ground and a legislative and legal affairs committee member of Seattle Mortgage Bankers Association, which is now known as the Washington Mortgage Lenders Association. Ms. Greenwald has been a member of Washington Mortgage Lenders Association since approximately 1985 and is an active participant on various industry committees. She holds a bachelor’s degree in Economics from Southern Oregon State College.
Jay C. Iseman, Executive Vice President, Chief Risk Officer and Chief Credit Officer of HomeStreet, Inc. and the Bank. Mr. Iseman joined the Bank in August 2009 and currently serves as the Executive Vice President and Chief Credit Officer of the Company and the Bank and, as of January 2016, also serves as Chief Risk Officer of the Company and the Bank. Prior to his current position and since joining the Company in 2009, Mr. Iseman has served as Senior Vice President, Credit Administration and Vice President, Special Assets Group and OREO Group Manager and Income Property Credit Administrator. Mr. Iseman served as senior vice president and senior portfolio manager of commercial special assets with Strategic Solutions, Inc., a subsidiary of Bank of America between 2008 and 2009. Mr. Iseman holds a bachelor’s degree in Business Administration and Economics from Seattle Pacific University and a certificate of advanced study in International Finance and Marketing from the Thunderbird School of Global Management.

Paulette Lemon, Executive Vice President, Retail Banking Director of the Bank. Ms. Lemon joined the Bank in 1985. Prior to her promotion to Executive Vice President, Retail Banking Director of the Bank in 2015, Ms. Lemon served from 2001 as Senior Vice President, Retail Banking Director and as Vice President, Retail Bank Operations Manager prior to 2001. She holds a bachelor’s degree in Business Administration from Western Washington University and she graduated with honors from the National School of Banking through Fairfield University. She is also on the board of directors of Childhaven, a non-profit organization.
David H. Straus, Senior Executive Vice President, Commercial Banking Director of the Bank. Mr. Straus, who has more than 40 years of banking experience, joined HomeStreet in November 2013. Before joining HomeStreet Bank, Mr. Straus founded Fortune Bank, a community bank headquartered in Seattle, in 2006. Prior to that, Mr. Straus held various executive leadership positions including President of Business Banking for Washington at Wells Fargo from 2003 to 2006 and President and Chief Operating Officer at Pacific Northwest Bank, a $3 billion commercial bank headquartered in Seattle, from 2002 to 2003. Prior to his experience at Pacific Northwest Bank and Wells Fargo, Mr. Straus also served in multiple leadership roles at First Interstate and Old National Bank/U.S. Bancorp. Mr. Straus is a past Chairman of the Washington Bankers Association and formerly served as a member of the board of United Way of King County. He is the past board chairman of Pioneer Human Services, past president of Risk Management Associates and past board member of the Boys and Girls Club of King County. Mr. Straus is a graduate of University of Denver and received a Master of Business Administration from the University of Arizona. In addition, he is a graduate of Pacific Coast Banking School and Leadership Tomorrow of King County.
Pamela J. Taylor, Executive Vice President, Human Resources Director. Ms. Taylor joined the Bank in 1998 as Senior Vice President and Human Resources Director and was promoted to Executive Vice President and Human Resources Director of both the Bank and the Company in 2015. She holds a senior professional human resource certification from the Society for Human Resource Management and a bachelor’s degree in English from California State University, Northridge. Prior to joining HomeStreet, Ms. Taylor served as Executive Vice President, Human Resource Director for MetLife Capital Corporation from 1986 to 1998. Ms. Taylor is an advisory board member for the Seattle American Cancer Society, and a past member of the following organizations: Human Resource committee of the board of the YMCA, University of Washington Extension Program Advisory Committee, Board of the University of Washington Executive Development Program and curriculum committee for Leadership Tomorrow.
Darrell van Amen, Executive Vice President, Chief Investment Officer and Treasurer of HomeStreet, Inc. and the Bank. Mr. van Amen joined the Bank in 2003 and currently serves as Executive Vice President and Treasurer of the Bank as well as Executive Vice President and Chief Investment Officer and Treasurer of the Company, a position he assumed in 2012. Prior to his current position with the Bank, he was the Vice President, Asset/Liability Manager and Treasurer of the Bank and the Company from 2003 to 2010. Mr. van Amen is also a director of Habitat for Humanity. He holds a bachelor’s degree in Economics from Weber State University and a master’s degree in Economics from Claremont Graduate University.
The current terms of the executive officers will expire at such time as their successors are elected.

EXECUTIVE COMPENSATION
We are an “Emerging Growth Company,” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act”, and are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not Emerging Growth Companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from certain requirements under the Dodd-Frank Act, including the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to Emerging Growth Companies.
Compensation Program Objectives and Philosophy
We believe it is critical to the Company’s success to attract, retain and incentivize highly qualified executives and to promote a high-performance culture. We have therefore adopted compensation policies that we believe reward executives for achieving and maintaining short- and long-term performance that builds shareholder value. The principles underlying our executive compensation policies and programs include:

•	provide levels of compensation competitive with those offered by our peers and competitors and consistent with our level of performance;

•	attract and retain the most qualified and experienced individuals available to further our success;

•	align the interests of executives and shareholders by linking a significant portion of an executive’s compensation to the Company’s short- and long-term financial performance; and

•	reward and motivate appropriate executive behavior that produces strong financial results while managing risks and promoting regulatory compliance.
This philosophy pertains to executive compensation as well as employee compensation at all other levels throughout our organization.
Notwithstanding our overall compensation objectives, incentive compensation opportunities for specific individuals may vary based on a number of factors, including competing compensation programs available for similar positions, scope of duties, tenure, specialized experience, institutional knowledge and performance. We believe a portion of each executive’s potential compensation should be tied to individual performance as evaluated by the HRCG Committee and the Chief Executive Officer (other than for our Chief Executive Officer, whose performance is evaluated solely by the HRCG Committee). In addition, we believe a meaningful portion of each executive’s total compensation opportunity should be linked to our long-term company-wide goals of safety and soundness, increased shareholder value and risk management. Actual compensation in a given year will vary from the target compensation levels based primarily on the attainment of operating goals, the Company’s overall performance, and changes in shareholder value. In some instances, the amount and structure of compensation results from arm’s-length negotiations with executives, which terms reflect an increasingly competitive market for proven expertise and managerial talent. We design our compensation programs and make individual pay decisions and adjustments in the context of this philosophy.
Decision Making and Policy Making
The HRCG Committee is responsible for setting the policies and compensation levels for our directors and Named Executive Officers and for determining the compensation of our Chief Executive Officer. See “Corporate Governance-Human Resources and Corporate Governance Committee.” Certain members of senior management, including the Chief Executive Officer, Chief Human Resources Officer, and General Counsel regularly participate in the HRCG Committee process for compensating Named Executive Officers. Executive officers in attendance may provide their insights and suggestions, but only independent committee members may vote on decisions regarding executive compensation, and executive officers are excluded from deliberations regarding their own compensation. In particular, the Chief Executive Officer provides recommendations relating to other executive officers; however, after the HRCG Committee reviews and discusses the Chief Executive Officer’s compensation with him, final deliberations and all votes regarding his compensation are made in executive session, without the Chief Executive Officer present. The committee also ordinarily reviews recommendations and input from compensation consultants regarding executive officers’ compensation. Participation levels in all incentive programs for our Chief Executive Officer and our two other most highly compensated executive officers (collectively referred to as the “Named Executive Officers”) are established by the HRCG Committee at the beginning of each fiscal year. These participation levels may be increased or decreased after the beginning of a fiscal year at the discretion of the committee. However, it has been the practice of the HRCG Committee to do so only in the event of a material change in an executive officer’s responsibilities. In establishing incentive plan participation levels, the HRCG Committee considers market data relating to compensation practice of our peers as well as internal parity. We do not follow formal guidelines for establishing internal parity, but we do seek to correlate organizational responsibility with participation level.
Summary Components of Compensation
Currently, the compensation package for our Named Executive Officers is comprised of base salary, an annual short-term cash incentive plan, equity opportunity awards, a 401(k) plan, health and welfare benefits plan and perquisites.
Base Salary
Base salaries are provided for each Named Executive Officer for performing specific job responsibilities, giving consideration to the knowledge, skills, abilities and experience of each executive as well as competitive market pay. Mr. Mason’s base compensation was $500,000 for 2014 and $550,000 for 2015. Ms. David earned a base salary of $200,000 per annum for each of 2014 and 2015. Ms. Bartels received a base salary of $325,000 per year upon her hire date in August 2015.
Short-Term Incentive Compensation
HomeStreet maintains the Performance-Based Annual Incentive Plan (the “Annual Incentive Plan”) to provide employees with incentive awards upon the attainment of pre-defined annual performance goals that are designed to align eligible employees with the short-term objectives of HomeStreet. Mr. Mason and Ms. Bartels participate in the Annual Incentive Plan. Ms. David participates in an incentive compensation plan that is different from the Annual Incentive Plan and is described in greater detail below.
Each eligible participant in the Annual Incentive Plan is assigned target and maximum incentive award opportunities, expressed as a percentage of base salary. The specific level and range of opportunities varies by individual, and reflects each participant’s past and expected future contributions to the success of HomeStreet, as well as market-competitive opportunities for employees with similar skills, experience and responsibilities at companies comparable to HomeStreet. The 2014 target incentive opportunity was 75% of base salary for Mr. Mason, and 20% to 40% for other executive officer participants. The maximum incentive opportunity in 2014 was 150% of target. Therefore, the maximum incentive opportunity was 112.5% for Mr. Mason and 30% to 60% for other executive officer participants. Ms. Bartels was not hired until 2015 and therefore did not participate in the plan in 2014. The 2015 target incentive opportunity was 75% of base salary for Mr. Mason, 50% for Ms. Bartels, and 20% to 45% for other participants with a title of senior vice president or above. The maximum incentive opportunity in 2015 was 150% of target. Therefore, the maximum incentive opportunity as a percentage of base salary was 112.5% for Mr. Mason, 75% for Ms. Bartels, and 30% to 67.5% for other participants with a title of senior vice president or above.
Pre-defined corporate, department and/or individual performance goals are assigned to each participant and weighted according to the importance of Company or Department’s strategies. Corporate performance goals are established each year by the HRCG Committee, with input from our Chief Executive Officer. Individual goals for Mr. Mason are established by the HRCG Committee, and department and individual goals for the other executive officer participants are established by Mr. Mason and approved by the HRCG Committee.
2015 Performance Goals and Actual Results for Mr. Mason: Mr. Mason serves as Chairman, Chief Executive Officer and President of HomeStreet, Inc. and the Bank.

Mr. Mason’s 2015 incentive opportunity was weighted 80% to corporate goals and 20% to individual goals. The corporate performance goals (80% of total) established for Mr. Mason included threshold, target and stretch performance goals for mortgage return on equity (27.5% weight), commercial and consumer return on equity (27.5% weight), classified assets to total assets (10% weight), core deposit growth (15% weight) and non-single family loan origination (20% weight). The individual goals (20% of total) established for Mr. Mason were related to diversification of revenue, profitability of our mortgage banking segment, audit process improvements and completion of certain acquisition goals. Individual goals for Mr. Mason were not assigned specific weights in 2015.
The following table summarizes Mr. Mason’s 2015 corporate performance goals, as established by the HRCG Committee, and actual results for 2015:

Corporate Performance Area	Weight	Corporate Performance Goals			Actual Result	Payout
		Threshold (50% of Target Payout)	Target	Maximum (150% of Target Payout)
Mortgage Return on Equity (%)	27.5%	10.00%	24.50%	36.75%	24.29%	$90,093
Commercial & Consumer Return on Equity (%)	27.5%	7.30%	9.40%	14.10%	7.31%	$45,591
Classified Assets to Total Assets (%)	10%	2.00%	1.00%	0.80%	0.55%	$49,500
Core Deposit Growth (%)	15%	5.00%	10.00%	15.00%	4.50%	$0.00
Non-Single Family Loan Originations (Millions) ($)	20%	$972.0	$1,373.0	$1,650.0	$1,540	$85,895
Corporate: (80% Total Weight)						$271,079

Individual Performance Area	Weight	Individual Performance Goals
		Far Below Target	Below Target	Target	Exceeds Target	Actual Results	Payout
Individual: (20% Total Weight)	100%	0.00%	7.50%	15.00%	22.50%	15.00%	$82,500
The HRCG Committee determined that Mr. Mason performed at target for his individual goals for 2015, which is 20% of his total incentive. Therefore, Mr. Mason received a payout of $82,500 for his individual goals. With respect to the corporate performance goals for Mr. Mason, mortgage return on equity and commercial and consumer return on equity were below target, but above threshold. Core deposit growth was below threshold. Classified assets to total assets and non-single family loan originations were above target. Mr. Mason received a payout of $271,079 for the corporate goals and therefore earned a total cash incentive under the Annual Incentive Plan equal to $353,579 or approximately 64.29% of salary.
In January 2016, the HRCG also approved a discretionary bonus for Mr. Mason for his substantial achievement of strategic initiatives in 2015 which will positively affect the Bank in 2016. These activities include acquisition integration work executed in early 2015 and growth in all business lines. Mr. Mason received a discretionary bonus of $150,000 for his performance in this regard.
2015 Performance Goals and Actual Results for Ms. Melba Bartels: Ms. Bartels serves as Senior Executive Vice President, Chief Financial Officer of HomeStreet Inc. and the Bank.
Ms. Bartels 2015 bonus under the Annual Incentive Plan is also based on her performance objectives. Her bonus potential for 2015 was 50% of base salary with a maximum payout potential of 75% of base salary.

Ms. Bartels’ individual performance goals included enhancing accounting processes, establishing a more robust Investor Relations function, supporting strategic plan development and merger and acquisition analysis and integration activity. Individual goals for Ms. Bartels were not assigned specific weights in 2015. The HRCG determined that Ms. Bartels performed above target for her individual goals, for which she received a bonus of $121,875. Ms. Bartels was also awarded a bonus of $66,747 based on corporate goals, for a total bonus earned in 2015 of $188,622, representing approximately 58.04% of her base salary.

Ms. Bartels also received a one-time signing bonus of $75,000 upon joining the Company in August 2015. If she were to voluntarily terminate her employment with the Company or be terminated for cause prior to August 3, 2017, she would be required to repay a pro rata portion of that bonus based on the number of whole months that termination occurs prior to August 3, 2017 divided by 24.

2015 Performance Goals and Actual Results for Rose Marie David: Ms. David serves as Senior Executive Vice President, Mortgage Lending Director.

Ms. David’s incentive compensation plan consists of two components, volume and profitability, with each weighing 50% of the total incentive. The quarterly volume incentive is paid on achievement relative to five (5) tiers of achievement. The lowest tier paid out 1.750 basis points on purchase loans and 1.000 basis points on refinance loans for the first $300 million of volume. The highest tier pays out on a declining basis at 1.000 basis point of purchase loans and .500 basis points on refinance loans for volume over $975,000,000. The quarterly profitability incentive paid 1.356% of HomeStreet mortgage banking segment pre-tax income (post allocations and excluding income and expense for Windermere Mortgage Services). Ms. David received a total of $1,233,505 under the cash incentive plan in 2015.

Incentive Plan Risk Management
The HRCG Committee regularly reviews our incentive compensation arrangements for all executives and non-executive employees who, either individually or as part of a group, have the ability to expose HomeStreet to material amounts of risk (“covered employees” under the interagency Guidance on Sound Incentive Compensation Policies). In addition to rigorous company-wide internal controls processes, the HRCG Committee takes the following measures to ensure that incentive compensation arrangements for covered employees do not encourage participants to expose HomeStreet to unnecessary or excessive risks:

•	Annual HRCG Committee approval of incentive plan payouts;

•	HRCG Committee approval of any material changes to plan terms;

•	HRCG Committee oversight of annual incentive plan risk assessments;

•	Allowance for HRCG Committee discretion, if necessary, to address extraordinary events or circumstances;

•	Caps and/or deferral mechanisms to avoid “run-away” short-term incentive opportunities;

•	Balanced performance metrics, including safety and soundness goals;

•
Delivery of a meaningful portion of executive compensation in the form of equity instruments that vest over multiple years, encouraging a natural interest in the long-term financial health of HomeStreet;

•	Clear communication and transparency in the establishment, administration and monitoring of incentive arrangements

“Clawback” Provisions: Each of HomeStreet’s incentive compensation arrangements includes provision for the reduction or recovery of awards if the HRCG Committee determines that materially inaccurate financial information was used in determining award payouts or if it was determined that the recipient’s activities exposed HomeStreet to imprudent risks. Should it be necessary, the HRCG Committee will determine the amount of any award that was overpaid as a result of inaccurate information and will send the participant a recovery notice specifying the overpayment amount and the terms for repayment.
In addition, Section 304 of the Sarbanes Oxley Act of 2002 provides a basis to recover incentive awards in certain circumstances. If we are required to restate our financials due to noncompliance with any financial reporting requirements as a result of misconduct, our Chief Executive Officer and Chief Financial Officer must reimburse the Company for: (1) any bonus or other incentive or equity based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits the executive realized from sales of HomeStreet securities during that period.
Based on the findings from its ongoing monitoring and oversight efforts, the HRCG Committee has determined that none of our incentive compensation arrangements expose HomeStreet to unnecessary or excessive risks that could materially threaten the value of HomeStreet.
Equity Incentive Compensation
2014 Equity Incentive Plan. On May 29, 2014, the shareholders approved the 2014 Equity Incentive Plan (the “2014 Plan”), which authorizes the grant of nonqualified and incentive stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, performance stock units, stock bonus awards and cash incentive bonus awards. At the time the 2014 Plan was initially approved, the plan had a pool of 900,000 shares of our common stock that could be issued under awards granted pursuant to the 2014 Plan. As of April 21, 2016, there were 220,056 shares remaining available for issuance under the 2014 Plan that were not subject to then-outstanding awards and an additional 307,522 shares subject to outstanding restricted stock awards and performance stock awards. The purpose of the 2014 Plan is to give us a competitive position in attracting, retaining and motivating officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and consultants can acquire common stock or earn incentive compensation based on the value of our common stock, thereby strengthening their commitment to HomeStreet and promoting an identity of interest with our shareholders. We do not believe that any element of the 2014 Plan encourages excessive or unnecessary risks to HomeStreet’s assets or reputation. The 2014 Plan is administered by the HRCG Committee.
At present we issue restricted stock units and performance share units, although Ms. Bartels received a one-time grant of restricted stock awards in connection with her hiring in 2015. The restricted stock units have a time based vesting schedule where the units vest incrementally in three equal installments on the one, two and three year anniversaries from the grant date. The performance share units are vested based on achieving a specified company performance measure. In 2015, the performance measure was Return on Average Equity (“ROAE”) as measured over the performance period of 12 fiscal quarters beginning January 1, 2015 and ending December 31, 2017. Reaching an average ROAE performance threshold equal to or less than 7% will result in 0 shares vesting at the end of the Performance Period. Reaching an average ROAE performance target of 10% will result in 100% of the target number of performance share units vesting. Reaching an average ROAE performance of greater than or equal to 12% will result in 150% of the target number of performance share units vesting.
Other Benefit Plans
401(k) Savings Plan
Our 40l(k) Savings Plan (the “401(k) Plan”) also includes an account holding employer stock from our prior ESOP which merged into the 401(k) plan. Effective January 1, 2013, the employer matching structure and vesting qualified the 401(k) Plan as a “Safe Harbor Plan” under the Small Business Job Protection Act of 1996. The waiting period for receiving the Company match was changed from six months to the pay period following an employee’s hire date and eligible compensation for the Company match changed to include all compensation (subject to IRS limits), with the exception of employee referral bonuses and vacation payout, at separation. Effective November 1, 2014 compensation for purposes of plan contributions will only include post-severance compensation if such compensation is received by the employee in the paycheck immediately following termination. All employees, including our Named Executive Officers, are eligible to make pre-tax 401(k) Plan contributions and may be eligible to receive a discretionary matching contribution. An employer matching contribution may begin immediately after enrollment in the 401(k) Plan for employees who are at least 18 years of age and meet applicable service requirements. Currently, the company matches 100% on the first 3% and 50% on the next 2% of deferrals (maximum of 4%). This matching contribution is taxable when the employee withdraws the money whether they have contributed on a pre-tax or post-tax basis.
Executive Deferred Compensation
In 2004, we adopted a deferred compensation plan which allows designated executive officers to defer annually all or part of their incentive bonus and to receive an employer contribution equal to the additional employer contributions, if any, that would have been made to the 40l(k) Plan based on participants’ eligible compensation if certain IRS limitations on compensation and benefits did not apply. Interest earned on participant deferrals and employer contributions under the plan is equal to the average five-year daily treasury rate for the relevant quarter.
A participant or his or her beneficiary receives a distribution of his or her plan deferrals and Company contributions for a particular plan year upon the earliest of: (1) a future date specified by the participant, (2) the participant’s death, (3) the participant’s permanent disability, (4) the participant’s retirement on or after age 65 or (5) the participant’s termination of employment. The form of payment includes either a single lump- sum payment or annual installment payments over a period of years, but not more than ten years.
We suspended this plan in 2008 due to HomeStreet’s financial condition and as a result none of our Named Executive Officers were participants in this plan for the year ended December 31, 2015.
Health and Welfare Benefits
All Named Executive Officers are provided with the same medical, dental, vision and life insurance programs as all other benefits-eligible employees of HomeStreet on the same terms and conditions as applicable to these employees generally.
Perquisites and other Personal Benefits
We provide our Named Executive Officers with benefits that we believe are reasonable and consistent with our overall compensation program and beneficial to the Company in attracting and retaining qualified executives. Perquisites include health club membership and parking.
Executive Employment Agreements
We use employment agreements to retain certain executives and the talent, skills, experience and expertise that they provide to HomeStreet, with a goal of protecting the Company and the shareholders and providing necessary stability and skilled leadership for the Company. In 2011, we entered into an executive employment agreement with Mr. Mason. This agreement became effective upon lifting of the Federal Deposit Insurance Corporation’s cease and desist order for HomeStreet Bank on March 26, 2012 and was replaced with a new agreement in March 2015 with an effective date of March 26, 2015. We entered into an executive employment agreement with Ms. Bartels effective upon her hire date of August 3, 2015, and refer to the current agreements with Mr. Mason and Ms. Bartels as the “2015 Employment Agreements”.
The 2015 Employment Agreements continue for a term of three years from the effective date, with an automatic renewal for additional one-year periods thereafter unless either party gives notice of termination 180 days prior to the expiration of the then-current term for Mr. Mason and 60 days prior to the expiration of the then-current term for Ms. Bartels.
Mr. Mason’s 2015 Employment Agreement provides for a base salary of not less than $500,000. Ms. Bartels’s 2015 Employment Agreement provides for a base salary of not less than $325,000. In addition, the 2015 Employment Agreements require the Company to establish performance-based target bonuses under the Company’s bonus incentive plan (discussed above under Short Term Incentive Compensation − Performance-Based Annual Incentive

Plan), pursuant to which Mr. Mason and Ms. Bartels may receive, subject to completion of objectives, no less than 50% of salary (or such higher amount as the HRCG may approve), less required withholding and authorized deductions. The Board of Directors or the HRCG Committee and Mr. Mason are required to establish mutually acceptable performance objectives and related payout ratios no later than March 30 of each fiscal year. In addition, Mr. Mason and Ms. Bartels may be awarded additional stock options, restricted stock units or performance share units under the 2014 Equity Incentive Plan or its successor.
In addition to the payment of earned and unpaid salary and incentive compensation, unused vacation time, and unreimbursed business expenses, in the event of termination of employment within one year or during the 90 days immediately preceding a “change of control” by the Company other than for “cause” or by the executive for “good reason,” in conjunction with a mutual release agreement, Mr. Mason will receive an amount equal to the sum of: (1) two-and-one-half times his then current base salary, (2) an amount equal to two-and-one-half times the greater of his annual incentive payment earned by Mr. Mason in the year prior to termination or the contracted executive’s target incentive payment for the current year and (3) payment of health insurance premiums for Mr. Mason and his dependents for up to 18 months. In addition, all of Mr. Mason’s unvested restricted stock, restricted stock units and stock options will immediately vest and remain exercisable according to any stock option grant or plan. Performance share units will vest if the Committee certifies his attainment of the Performance Goal, which will be based on actual performance during the full quarters employed during the Performance Period. In the event of termination as described above preceding a “change of control” Ms. Bartels will receive an amount equal to the sum of: (1) two times her then current base salary and (2) an amount equal to two times the greater of her annual incentive payment earned in the year prior to termination or the contracted executive’s target incentive payment for the current year. In addition, all of Ms. Bartels’s unvested equity grants will immediately vest and remain exercisable consistent with any such grant or applicable plan. Performance share units will vest if the Committee certifies her attainment of the Performance Goal, which will be based on actual performance during the full quarters employed during the Performance Period.
In addition to the payment of accrued and unpaid salary and incentive compensation, unused vacation time and unreimbursed business expenses, in the event of a termination without cause or resignation for good reason not involving a change in control, in exchange for executing a release, the departing executive will receive: (1) two times his or her then current base salary, (2) an amount equal to two times the greater of his or her annual incentive payment earned in the year prior to termination or his target incentive payment for the current year and (3) payment of health insurance premiums for Mr. Mason’s dependents for up to 18 months. In addition, Mr. Mason’s and Ms. Bartels’s unvested equity grants will immediately vest and remain exercisable consistent with any such grant or applicable plan. Performance share units will vest if the Committee certifies the covered employee’s attainment of the Performance Goal, which will be based on actual performance during the full quarters employed during the Performance Period.
In Mr. Mason’s and Ms. Bartels’s 2015 Employment Agreements, termination for “Good Reason” is defined as (1) the assignment to the executive of any duties materially diminished from those in effect immediately prior to such assignment; (2) a change in the executive’s authority, duties or responsibilities which represents a material adverse change from those in effect immediately prior to such change; (3) material decrease in his annual Salary or deprivation of any benefit conferred on executives of similar or senior rank including, but not limited to, non-renewal of the relevant 2015 Employment Agreement without his or her prior written agreement; (4) relocation of the executive’s principal place of employment to a location that increases his or her commute from his or her primary residence by more than 30 miles one way; or (5) any other action or inaction that constitutes a material breach of the terms of such 2015 Employment Agreement by the Company.
To comply with Section 409A of the Code, the executive must give written notice of termination of employment within 60 days after the occurrence of the circumstances constituting Good Reason, and the Company will have 30 days to cure the circumstances constituting Good Reason, and the executive’s “separation from service” must occur no later than six months following the initial existence of the circumstances giving rise to Good Reason.
Payment shall be made in a lump sum on the earlier of the 90 days following the executive’s termination of employment or March 15 of the year following the year in which the termination occurred, provided that the executive has executed and submitted a release of claims and the statutory period during which the executive is entitled to revoke the release of claims has expired before the payment date.
In addition to the prohibitions against solicitation of customers and employees and the diversion of corporate opportunities, Mr. Mason’s and Ms. Bartels’s 2015 Employment Agreements also contain a six-month non-competition agreement which restricts certain competitive acts on behalf of another bank or thrift located in Washington, Oregon, Idaho, California or Hawaii or any other state where the Company has an office or branch and employs fifteen or more people.
Mr. Mason’s and Ms. Bartels’s 2015 Employment Agreements further provide that if any payments received by the executive would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the Company will pay him individually an additional amount so that his net payment will not be diminished in any respect by the additional excise or other tax due pursuant to Section 280G of the Internal Revenue Code.
Severance and Change in Control Arrangements
Beginning in 2013, HomeStreet has entered into Change in Control Agreements with certain senior officers who do not have this provision as part of an employment agreement. The Change in Control Agreement provides an enhanced severance payment, if within twelve (12) months following a change in control or 90 days prior to such change in control, the employee is terminated by the Company for any reason except for “Cause” (as defined in the agreement) or the employee resigns for “Good Reason” (as defined in the agreement), HomeStreet will pay a severance as follows:
Senior Executive Vice Presidents and Executive Vice Presidents who do not have other terms in their employment agreements will receive two (2) times their current salary plus an amount equal to one times their last annual bonus or their target incentive compensation for the current year, whichever is greater, provided a release agreement is signed at the time of termination.
Senior Vice Presidents will receive one times their current salary plus an amount equal to one times their last annual bonus or their target incentive compensation for the current year, whichever is greater, provided a release agreement is signed at the time of termination.
Mr. Mason and Ms. Bartels are not covered by these Change in Control Agreements as their individual 2015 Employment Agreements have change-in-control provisions.
Human Resources and Corporate Governance Committees Report
The HRCG Committee has reviewed the information in the executive compensation section and has recommended to the Board of Directors that it be included in the Proxy Statement.
This report is submitted by the Company’s Human Resource and Corporate Governance Committee consisting of Doug Smith (Chair) and Judd Kirk, Scott Boggs, Tim Chrisman and Tom King.

Summary Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by, or paid to our Named Executive Officers.

Name and Principal Positions	Year	Salary (1)($)	Bonus (2)($)	Stock Awards (3)($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (4)($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation (5)($)	Total ($)
Mark K. Mason Chief Executive Officer	2014	500,000	---	300,073	---	169,758	---	17,606	987,437
	2015	537,500	500,000	459,330	---	353,579	---	19,381	1,869,790
Rose Marie David Senior Executive Vice President, Mortgage Lending Director	2014	200,000	---	40,046	---	723,533	---	15,338	978,917
	2015	200,000	---	50,133	---	1,233,505	---	14,070	1,497,708
Melba Bartels Senior Executive Vice President, Chief Financial Officer (6)	2014	---	---	---	---	---	---	---	---
	2015	135,417	75,000	269,204	---	188,622	---	72,249	740,492

(1)	The figures shown for salary represent amounts earned for the fiscal year, whether or not actually paid during such year.

(2)
Mr. Mason received a bonus for his efforts with the Simplicity transaction in the amount of $350,000. Mr. Mason also received a discretionary award determined by the HRCG Committee in the amount of $150,000 for 2015 performance. Ms. Bartels received a sign-on bonus totaling $75,000.

(3)
Amounts represent the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. For details of all assumptions made in such calculations, see Note 16 to our financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2015. The stock awards for each of 2014 and 2015 comprised 50% Restricted Stock Units (RSU’s) and 50% Performance Share Units (PSU’s) for Mr. Mason and Ms. David.  The grant date for the 2014 RSUs and PSUs was May 29, 2014 and the grant date for the 2015 RSUs and PSUs was January 29, 2015. The PSU awards listed above are based on reaching target performance. The value of the PSU awards at grant date if the Company reached maximum performance for 2014 and 2015, respectively, would be $225,055 and $344,498 for Mr. Mason and $30,043 and $37,600 for Ms. David. Ms. Bartels stock award amount represents a Restricted Stock Award (RSA) granted on August 3, 2015 in connection with her hire by the Company.

(4)	Represents amounts earned for services rendered during the fiscal year, whether or not actually paid during such fiscal year under the Annual Incentive Plan.

(5)
The Named Executive Officers participate in certain group health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The figure shown for each Named Executive Officer for 2015 includes: (i) 401(k) matching contributions as follows: Mr. Mason, $13,400, Ms. David, $10,377, and Ms. Bartels, $3,254; (ii) health club membership for Mr. Mason of $2,148; (iii) parking as follows: Mr. Mason, $3,555, Ms. David $3,555, and Ms. Bartels $1,778; and (iv) life insurance premiums as follows: Mr. Mason, $258, Ms. David, $138, and Ms. Bartels, $46. Ms. Bartels also received a one-time benefit of $67,172 for relocation expenses. We provide certain non-cash perquisites and personal benefits to each named executive officer that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

(6)	Ms. Bartels was not an executive officer of HomeStreet at any point in 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(#)(1)
Mark K. Mason	242,168	—	—	11.00	2/10/2022	—	—	30,826	669,232
Rose Marie David	—	—	—	—	—	—	—	7,282	158,092
Melba Bartels	—	—	—	—	—	—	—	12,400	269,204

(1)	Based on the December 31, 2015 closing market price of the Company’s shares of common stock on Nasdaq of $21.71 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described in “Executive Compensation” above, the following is a description of each transaction since January 1, 2015, and each proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•
any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Loan Transactions
From time to time, the Bank makes loans to directors, executive officers and other affiliates in compliance with Regulation O issued by the Federal Deposit Insurance Corporation. These loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to us, and do not involve more than the normal risk of collectability or present other features unfavorable to us.
Indemnification Agreements
We have entered into indemnification agreements with each of the current and former directors and executive officers of HomeStreet, Inc. Subject to certain limitations, these agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceedings against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Consulting Agreement with Chrisman & Company, Inc.
In 2015, HomeStreet entered into an agreement with Chrisman & Company, Inc. (“Chrisman & Company”) pursuant to which that entity was engaged to assist in the recruitment of our new chief financial officer. Timothy Chrisman, who is a director of the Company and a member of the Company’s HRCG Committee, is the controlling owner, president and chief executive officer of Chrisman & Company. It was the intention of both HomeStreet and Chrisman & Company that compensation under this contract be limited to $120,000 plus reimbursement of out-of-pocket expenses incurred by Chrisman & Company on behalf of HomeStreet in connection with the search. However, as a result of an oversight by both parties, in addition to the provision requiring reimbursement of direct costs, the form of agreement used for this transaction initially included a provision calling for reimbursement of certain indirect expenses of Chrisman & Company in an amount equal to 10% of the total fees for services. As a result, we paid Chrisman & Company a total of $132,000 plus the reimbursement of direct costs in 2015. In early 2016, when the error was discovered, the agreement was reformed to match the terms originally agreed between the parties and Chrisman & Company reimbursed HomeStreet for the $12,000 paid in excess of the intended agreement. HomeStreet entered into a second agreement with Mr. Chrisman in April 2016 to assist in the recruitment of certain open positions at the Bank, with a maximum of $120,000 payable to Mr. Chrisman in 2016 under that agreement. The Board has considered the reformed agreement and the net payments made to Chrisman & Company under the reformed agreement as well as the 2016 agreement and determined that Mr. Chrisman remains an independent director of HomeStreet despite the initial overpayment of fees under the 2015 consulting agreement.

Procedures for Approval of Related Party Transactions
The Bank is subject to the requirements of Regulation O, which places certain restrictions on loan transactions between the Bank and its directors, executive officers and principal shareholders (or any of their related interests). Regulation O generally defines a principal shareholder as a person that directly or indirectly, or acting through or in concert with one or more other persons, owns, controls or has the power to vote more than 10% of any class of voting shares. The Bank surveys Company and Bank directors and senior and executive officers each year to identify their related interests. The board of directors has adopted a policy for lending to our employees, directors and executive officers to ensure compliance with Regulation O loans by the Bank to our employees, directors and executive officers that exceed $500,000 in aggregate require the approval of the Bank’s board of directors.
Prior to the completion of our initial public offering, in addition to the application of Regulation O to certain related-party transactions, we followed formal conflict of interest policies requiring the review and pre-approval of transactions with a related party by the chief executive officer and audit committee where the related party is a director or by the chairman, chief executive officer or general counsel for non-director employees. Following the completion of our initial public offering in February 2012, in accordance with the audit committee’s charter, the audit committee reviews and pre-approves in writing any proposed related party transactions; however, certain types of transactions, including Regulation O Loans, executive officer employment arrangements and director compensation required to be disclosed in our Proxy Statements, certain charitable contributions, transactions where all shareholders receive a proportional benefit and transaction entered into through a competitive bid prices, may be automatically deemed pre-approved as related party transactions under our Related Person Transaction Policies and Procedures, a copy of which is available on our website at www.homestreet.com. In the case of a loan requiring board approval under Regulation O, however, review and approval by our Board of Directors is still required to approve such loan under Regulation O despite any such pre-approval as a related party transaction.

PRINCIPAL SHAREHOLDERS
The following table sets forth the beneficial ownership of our common stock as of April 21, 2016, by:

•	each of the directors and Named Executive Officers of HomeStreet, Inc.;

•	all of our directors and executive officers as a group; and

•	each person known to us to be the beneficial owner of more than 5% of any class of our securities.
The amounts and percentage of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. The SEC has defined “beneficial” ownership of a security to mean, generally, the possession, including shared possession, directly or indirectly, of voting power or investment power. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Unless otherwise indicated, we believe that each of the shareholders listed has sole voting and investment power with respect to their beneficially owned shares of our common stock.
The percentages reflect beneficial ownership as of April 21, 2016, as determined under Rule 13d-3 under the Exchange Act and are based on 24,556,153.6 shares of our common stock outstanding as of that date. In addition, any options exercisable within 60 days of April 21, 2016 will be included in the beneficial ownership of the holder of such option, and the percentage ownership for that holder will be calculated by adding the aggregate number of options exercisable within 60 days of April 21, 2016 to both the number of shares held by that specific shareholder and the total number of shares outstanding. Unless otherwise set forth in the following table, the address of the listed shareholders is c/o HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101.

Name of Beneficial Owner	Number of Shares of Common Stock	Ownership Percentage
Black Rock, Inc. (1) 55 East 52nd Street New York, NY 10022	1,729,473	7.05%
Wellington Management Group LLP (2) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	1,631,716	6.65%
Bruce W. Williams (3)	797,836.44	3.25%
Mark K. Mason (4)	487,713.00	1.97%
Douglas I. Smith (5)	62,335.00	*
Timothy R. Chrisman (6)	49,178.00	*
David A. Ederer (7)	34,448.60	*
Rose Marie David (8)	19,281.00	*
Scott M. Boggs (9)	16,430.40	*
Thomas E. King (10)	15,381.00	*
George “Judd” Kirk (11)	14,276.40	*
Melba Bartels (12)	12,400.00	*
Victor H. Indiek	7,669.57	*
Donald R. Voss (13)	5,158.00	*
All executive officers and directors as a group (22 persons) (14)	1,899,274.11	7.59%

*less than 1.0%

(1)	Based on Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2016.

(2)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2016.

(3)
Includes 19,252.64 shares held through the 401(k) Plan. The 401(k) Plan participants have the authority to direct voting of shares they hold through the 401(k) Plan. Also includes (a) 20,147.2 shares held jointly with Gro A. Buer, Mr. William’s spouse; (b) 20,316 shares held as co-trustee with Ms. Buer for the Marina Sonja Williams Trust dated 12/25/95; (c) 135,000 shares held as sole trustee for Marina S. Williams Trust UA dated 6/27/13; (d) 150,076.8 shares held as executor of the estate of Walter B. Williams; (e) 150,073.6 shares held as executor of the estate of Marie W. Williams; (f) 1.2 shares held as the sole trustee of the Walter B. Williams Interim Trust; (g) 750.4 shares held as the sole trustee for the Andrew Alvaro Mullins-Williams Trust dated 11/29/05, and (h) 0.40 shares held individually by Gro A. Buer.

(4)
Includes 237,164 shares held as co-trustee with Tracy Mason, Mr. Mason’s spouse, for the Mason Family Trust dated 2/16/99, options to purchase 242,168 shares of common stock, and 2,780 shares of common stock to be issued on May 29, 2016 upon the partial vesting of a Restricted Stock Unit granted to Mr. Mason on May 29, 2014.

(5)	Includes 56,300 shares of common stock held jointly by Ann Smith, Mr. Smith’s spouse.

(6)	Includes 12,500 shares owned indirectly through Chrisman & Company, Inc., in which Mr. Chrisman is the sole shareholder.

(7)
Includes (a) 1,000 shares held as sole trustee for the Alicia Ruth Apple Trust dated 8/14/1992; (b) 1,000 shares held as sole trustee for Katelyn Jane Apple Trust dated 8/14/1992 and (c) 1,000 shares held as sole trustee for Lucas James Apple Trust dated 8/14/1992.

(8)
Includes 3,000 shares held jointly with Don Balalke, Ms. David’s spouse, 3,165 shares of restricted stock subject to vesting on July 25, 2016, and 371 shares of common stock to be issued on May 29, 2016 upon the partial vesting of a Restricted Stock Unit granted to Ms. David on May 29, 2014.

(9)	Includes 6,400 shares held jointly with Patricia Boggs, Mr. Boggs’ spouse.

(10)	Includes 15,069 shares owned indirectly through the Thomas E. King Living Trust, of which he is the sole trustee and beneficiary.

(11)	Includes 6,488.4 shares of common stock held jointly by Barbara Kirk, Mr. Kirk’s spouse.

(12)	Represents shares issued pursuant to a restricted stock award subject to a right of forfeiture which lapses ratably over four years on August 3 of each of 2016, 2017, 2018 and 2019.

(13)	Includes 1,000 shares held as sole trustee for the Voss Family Trust.

(14)
Includes an aggregate of (a) 7,273 shares of common stock to be issued on May 29, 2016 upon the partial vesting of Restricted Stock Units granted on May 29, 2014 (b) 461,167 shares issuable on exercise of options vested as of or within 60 days of April 21, 2016, and (c) 43,564.94 shares held through the 401(k) Plan. Participants in the Company’s 401(k) Plan have the authority to direct voting of shares they hold through the 401(k) Plan.

INFORMATION REGARDING EQUITY COMPENSATION PLANS
The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2015 under the HomeStreet, Inc. 2014 Equity Incentive Plan (“the 2014 Plan”).

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Plans approved by shareholders	697,965	(1)	$11.97	(2)	682,058	(3)(4)
Plans not approved by shareholders (5)	15,600	(5)	$0.97		N/A
Total	713,565		$11.65		682,058

(1)
Consists of 525,317 shares subject to option grants awarded pursuant to the HomeStreet, Inc. 2010 Equity Incentive Plan (“the 2010 Plan”), 63,945 shares subject to Restricted Stock Units awarded under the 2014 Plan and 108,703 shares issuable under Performance Share Units awarded under the 2014 Plan, assuming maximum performance goals are met under such awards, resulting in the issuance of the maximum number of shares allowed under those awards.

(2)
Shares issued on vesting of Restricted Stock Units and Performance Share Units under the 2014 Plan are done without payment by the participant of any additional consideration and therefore have been excluded from this calculation. The weighted average exercise price reflects only the exercise price of the options issued under the 2010 Plan that are still outstanding as of the date of this table.

(3)	Consists of shares remaining available for issuance under the 2014 Plan.

(4)
The 2010 Plan was terminated when the 2014 Plan was approved by our shareholders on May 29, 2014. While the terms of the 2010 Plan remain in effect for any awards issued under that plan that are still outstanding, new awards may not be granted under the 2010 Plan.

(5)	Consists of retention equity awards granted in 2010 outside of the 2010 Plan but subject to its terms and conditions.

AUDIT COMMITTEE REPORT
As more fully described in the Audit Committee Charter, the Audit Committee is responsible for overseeing HomeStreet’s accounting and financial reporting processes, including the quarterly reviews and the annual audit of HomeStreet’s consolidated financial statements by HomeStreet’s independent registered public accounting firm. Deloitte & Touche, LLP served as the Company’s independent registered public accounting firm in during the fiscal year ended December 31, 2015 and has conducted the audit of HomeStreet’s financial statements for 2015. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. As part of fulfilling its responsibilities, the Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements with management;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16 (Communication With Audit Committees);

•
received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3526 (Communication with Audit Committees Concerning Independence) of the PCAOB; and

•	discussed with the independent registered public accounting firm that firm’s independence.
Based on its review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2015 be included in the Company’s 2015 Annual Report on Form 10-K filed with the SEC.
Submitted by the Audit Committee of the Board of Directors of HomeStreet, Inc.
Scott M. Boggs, Chair
Douglas I. Smith
Donald R. Voss
Bruce W. Williams

OTHER MATTERS
The Board is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
The Company’s 2015 Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”), including financial statements, is being mailed to shareholders with this Proxy Statement. Additional copies of the 2015 Annual Report may be obtained without charge by writing to Investor Relations, HomeStreet, Inc., 601 Union Street, Suite 2000, Seattle, Washington 98101. This Proxy Statement, the 2015 Annual Report and other proxy materials are also available on HomeStreet’s website at www.homestreet.com/proxy. In accordance with SEC rules, our proxy materials posted on this website do not contain any cookies or other tracking features. The SEC maintains a website located at www.sec.gov that also contains this information. The information on HomeStreet’s website and the SEC’s website are not part of this Proxy Statement.

HOMESTREET, INC. SHAREHOLDERS MEETING
DRIVING INSTRUCTIONS & DIRECTIONS FOR PARKING IN UNION SQUARE GARAGE

Meeting Location: Hilton Seattle 1301 6th Avenue Seattle, WA 98101 Tel: 206-624-0500
From I-5 Southbound:

•	Take the Union Street exit, (exit 165b)

•	Turn left on Seventh Avenue (first light at the end of the Union Street exit ramp)

•	Seventh Avenue runs under the Union Square buildings and the garage entrance is mid-block on the right side of the street.
From I-5 Northbound:

•	Take the Seneca Street exit, (exit 165), on the left side of the freeway.

•	Turn right onto Sixth Avenue (first light at the end of the Seneca Street exit ramp)

•	Turn right at University Street ( be careful to stay left of the concrete divider that separates the two-lane access road around the Union Square complex from the freeway on-ramp)

•	University Street curves and becomes Seventh Avenue. Look for the sign indicating the parking garage entrance on the left side of the street.
Once You are in the Garage:

•
Try to find parking in the WEST section of the garage, near the One Union Square elevator on any level. (One Union & Two Union Square share underground parking. WEST parking in the vicinity of a One Union Square elevator will be closer to the Hilton.)

•	Look for overhead signs in the garage directing you to WEST or One Union Square elevators.

•	Take the elevator to the Lobby.
Once You Reach the Lobby:

•
Exit the elevator and take the down escalators directly ahead. At the bottom of the escalators you will see another elevator on your left that will take you up to the Hilton Lobby. The meeting will be held in the Windward Room on the lobby level of the Hilton.

Parking Validation
Please bring your Union Square garage entrance ticket to the meeting and we will be happy to validate your parking before you leave. NOTE: We will not be validating Hilton parking.

ANNUAL MEETING OF SHAREHOLDERS OF

HOMESTREET, INC.

May 26, 2016

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.homestreet.com/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00000003333030000000 6   052616

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES, A VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AND A VOTE "FOR" INITIATING A PROCESS TO HAVE DIRECTOR NOMINEES ELECTED BY A MAJORITY VOTE OF SHAREHOLDERS, WITH A PLURALITY VOTING STANDARD FOR CONTESTED DIRECTOR ELECTIONS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PROPOSALS

1. To elect three (3) Class II directors to serve until the 2019 annual meeting of shareholders. If you wish to vote for a person other than the nominees identified below, please cross through the name of the relevant nominee and clearly print the name of your proposed director alongside the stricken candidate.

Class II Directors

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders of HomeStreet, Inc. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s), but if no direction is made, this proxy will be voted "FOR" the nominees identified herein, "FOR" the ratification of appointment of Deloitte & Touche LLP and "FOR" initiating a process to have director nominees elected by a majority vote of shareholders, with a plurality voting standard for contested director elections.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may **not** be submitted via this method. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 26, 2016
10:00 a.m.

At

Your Vote is Important to the Company!

HOMESTREET, INC.

601 Union Street

Seattle, Washington 98101

This proxy appointing Scott M. Boggs and Godfrey B. Evans as proxy holders is solicited by the Board of Directors for use at the Annual Meeting on May 26, 2016 and at any adjournments or postponements thereof.

The undersigned shareholder of HomeStreet, Inc. hereby appoints Scott M. Boggs and Godfrey B. Evans, and each of them, with power of substitution to each, to attend the Annual Meeting of the shareholders of said corporation to be held May 26, 2016, at 10:00 a.m. in the Winward Room of the Hilton Hotel, 1301 Sixth Avenue, Seattle, Washington 98101, and any adjournments or postponements thereof, and to vote the shares of the undersigned at such meeting with respect to the proposals, as indicated on the reverse side of this page, with all powers that the undersigned would have if acting in person; and with discretionary authority to act on such other matters as may properly come before said meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED. WHERE NO SPECIFICATION IS MADE, SAID SHARES SHALL BE VOTED FOR THE PROPOSALS.

(Continued and to be signed on the reverse side.)

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